                                                                 EXHIBIT 10.26




                          AGREEMENT AND PLAN OF MERGER


                                     AMONG


                               TYLER CORPORATION,


                          T2 ACQUISITION CORPORATION,


                            THE SOFTWARE GROUP, INC.


                                 BRIAN B. BERRY


                                      AND


                                 GLENN A. SMITH


                                     DATED


                                OCTOBER 8, 1997

                               TABLE OF CONTENTS

                                   ARTICLE 1
THE MERGER

         1.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . .  1
                 ----------
         1.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . .  1
                 -------
         1.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . .  2
                 --------------
         1.4     Effects of the Merger  . . . . . . . . . . . . . . . . . . .  2
                 ---------------------
         1.5     Articles of Incorporation; Bylaws  . . . . . . . . . . . . .  2
                 ---------------------------------
         1.6     Directors and Officers . . . . . . . . . . . . . . . . . . .  2
                 ----------------------
         1.7     Conversion of Securities; Exchange; Fractional Shares. . . .  2
                 ------------------------------------------------------
         1.8     Adjustments to Prevent Dilution  . . . . . . . . . . . . . .  4
                 -------------------------------
         1.9     Taking of Necessary Action; Further Action . . . . . . . . .  5
                 ------------------------------------------

                                    ARTICLE 2
                      REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SHAREHOLDERS

         2.1     Organization and Good Standing of Company  . . . . . . . . .  5
                 -----------------------------------------
         2.2     No Company Subsidiaries  . . . . . . . . . . . . . . . . . .  5
                 -----------------------
         2.3     No Other Investments . . . . . . . . . . . . . . . . . . . .  5
                 --------------------
         2.4     Foreign Qualification  . . . . . . . . . . . . . . . . . . .  5
                 ---------------------
         2.5     Power and Authority to Conduct Business  . . . . . . . . . .  5
                 ---------------------------------------
         2.6     Authority to Consummate Merger . . . . . . . . . . . . . . .  5
                 ------------------------------
         2.7     Binding Effect . . . . . . . . . . . . . . . . . . . . . . .  6
                 --------------
         2.8     Compliance with Other Instruments  . . . . . . . . . . . . .  6
                 ---------------------------------
         2.9     Capitalization of Company  . . . . . . . . . . . . . . . . .  7
                 -------------------------
         2.10    [Intentionally Omitted]  . . . . . . . . . . . . . . . . . .  7
                 -----------------------
         2.11    [Intentionally Omitted]  . . . . . . . . . . . . . . . . . .  7
                 -----------------------
         2.12    Company Financial Statements.  . . . . . . . . . . . . . . .  7
                 ----------------------------
         2.13    Absence of Certain Changes . . . . . . . . . . . . . . . . .  8
                 --------------------------
         2.14    No Material Undisclosed Liabilities  . . . . . . . . . . . . 10
                 -----------------------------------
         2.15    Tax Liabilities  . . . . . . . . . . . . . . . . . . . . . . 10
                 ---------------
         2.16    Title to Properties  . . . . . . . . . . . . . . . . . . . . 11
                 -------------------
         2.17    Condition of Tangible Assets . . . . . . . . . . . . . . . . 13
                 ----------------------------
         2.18    Accounts Receivable  . . . . . . . . . . . . . . . . . . . . 13
                 -------------------
         2.19    Inventories  . . . . . . . . . . . . . . . . . . . . . . . . 13
                 -----------
         2.20    Patents, Trademarks, and Copyrights  . . . . . . . . . . . . 13
                 -----------------------------------
         2.21    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . 14
                 ---------
         2.22    Litigation and Claims  . . . . . . . . . . . . . . . . . . . 15
                 ---------------------
         2.23    Judgments, Decrees, and Orders in Restraint of Business  . . 16
                 -------------------------------------------------------

         2.24    No Violation of Any Instrument . . . . . . . . . . . . . . . 16
                 ------------------------------
         2.25     Compliance With Laws  . . . . . . . . . . . . . . . . . . . 16
                 ---------------------
         2.26    Compensation and Benefit Plans . . . . . . . . . . . . . . . 16
                 ------------------------------
         2.27    Labor Relations  . . . . . . . . . . . . . . . . . . . . . . 18
                 ---------------
         2.28    Adequate Insurance . . . . . . . . . . . . . . . . . . . . . 19
                 ------------------
         2.29    Contracts with Affiliates and Others . . . . . . . . . . . . 19
                 ------------------------------------
         2.30    Revenue Recognition  . . . . . . . . . . . . . . . . . . . . 19
                 -------------------
         2.31    Certain Fees . . . . . . . . . . . . . . . . . . . . . . . . 19
                 ------------
         2.32    Environmental Matters  . . . . . . . . . . . . . . . . . . . 19
                 ---------------------
         2.33    Accuracy of Information Furnished  . . . . . . . . . . . . . 20
                 ---------------------------------

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF TYLER

         3.1     Organization and Good Standing of Tyler  . . . . . . . . . . 20
                 ---------------------------------------
         3.2     Foreign Qualification  . . . . . . . . . . . . . . . . . . . 20
                 ---------------------
         3.3     Power and Authority to Conduct Business                      21
                 ---------------------------------------
         3.4     Authority to Consummate Merger . . . . . . . . . . . . . . . 21
                 ------------------------------
         3.5     Binding Effect . . . . . . . . . . . . . . . . . . . . . . . 21
                 --------------
         3.6     Compliance with Other Instruments  . . . . . . . . . . . . . 21
                 ---------------------------------
         3.7     Capitalization of Tyler  . . . . . . . . . . . . . . . . . . 22
                 -----------------------
         3.8     Commission Filings; Financial Statements . . . . . . . . . . 22
                 ----------------------------------------
         3.9     Absence of Certain Changes . . . . . . . . . . . . . . . . . 23
                 --------------------------
         3.10    No Material Undisclosed Liabilities  . . . . . . . . . . . . 24
                 -----------------------------------
         3.11    Litigation and Government Claims . . . . . . . . . . . . . . 24
                 --------------------------------
         3.12    No Violation of Any Instrument . . . . . . . . . . . . . . . 24
                 ------------------------------
         3.13     Certain Fees  . . . . . . . . . . . . . . . . . . . . . . . 25
                 -------------
         3.14    No Interim Operations of Sub . . . . . . . . . . . . . . . . 25
                 ----------------------------
         3.15    Accuracy of Information Furnished  . . . . . . . . . . . . . 25
                 ---------------------------------

                                    ARTICLE 4
           JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDERS AND TYLER

         4.1     Access; Confidentiality  . . . . . . . . . . . . . . . . . . 25
                 -----------------------
         4.2     Notice of any Material Change  . . . . . . . . . . . . . . . 26
                 -----------------------------
         4.3     Monthly Financial Statements . . . . . . . . . . . . . . . . 26
                 ----------------------------
         4.4     Antitrust Notification . . . . . . . . . . . . . . . . . . . 27
                 ----------------------
         4.5     Tax Matters  . . . . . . . . . . . . . . . . . . . . . . . . 27
                 -----------
         4.6     Cooperation Pending Closing  . . . . . . . . . . . . . . . . 30
                 ---------------------------

                                    ARTICLE 5
                  COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

         5.1     Conduct of Business Prior to Closing Date  . . . . . . . . . 30
                 -----------------------------------------
         5.2      Employment Agreement  . . . . . . . . . . . . . . . . . . . 31
                  --------------------
         5.3     Noncompetition Agreements  . . . . . . . . . . . . . . . . . 31
                 -------------------------
         5.4     Agreement Not to Negotiate . . . . . . . . . . . . . . . . . 31
                 --------------------------
         5.5     Accuracy of Information Furnished  . . . . . . . . . . . . . 31
                 ---------------------------------
         5.6     Regulation S-X Financial Statements  . . . . . . . . . . . . 32
                 -----------------------------------
         5.7     Termination of Shareholders Agreement  . . . . . . . . . . . 32
                 -------------------------------------

                                    ARTICLE 6
                               COVENANTS OF TYLER

         6.1     Conduct Prior to Closing Date  . . . . . . . . . . . . . . . 32
                 -----------------------------
         6.2      Proxy Statement . . . . . . . . . . . . . . . . . . . . . . 32
                 ----------------
         6.3     Meetings of Stockholders . . . . . . . . . . . . . . . . . . 33
                 ------------------------
         6.4     Stock Exchange Listing . . . . . . . . . . . . . . . . . . . 33
                 ----------------------
         6.5     Guaranties of Company Obligations  . . . . . . . . . . . . . 33
                 ---------------------------------
         6.6     Other Tyler Obligations  . . . . . . . . . . . . . . . . . . 34
                 -----------------------
         6.7     Company Indemnification Obligations  . . . . . . . . . . . . 34
                 -----------------------------------

                                    ARTICLE 7
              JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         7.1     HSR Act  . . . . . . . . . . . . . . . . . . . . . . . . . . 35
                 -------
         7.2     Absence of Litigation  . . . . . . . . . . . . . . . . . . . 35
                 ---------------------

                                    ARTICLE 8
                       CONDITIONS PRECEDENT TO OBLIGATIONS
                       OF THE COMPANY AND THE SHAREHOLDERS

         8.1     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 ----------
         8.2     Representations and Warranties . . . . . . . . . . . . . . . 36
                 ------------------------------
         8.3     Opinion  . . . . . . . . . . . . . . . . . . . . . . . . . . 36
                 -------
         8.4     No Material Adverse Change . . . . . . . . . . . . . . . . . 36
                 --------------------------
         8.5     Financing                                                    36
                 ---------
         8.6     Certificates . . . . . . . . . . . . . . . . . . . . . . . . 36
                 ------------

                                    ARTICLE 9
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER

         9.1     Compliance . . . . . . . . . . . . . . . . . . . . . . . . . 37
                 ----------

         9.2     Representations and Warranties . . . . . . . . . . . . . . . 37
                 ------------------------------
         9.3     Securities Law Compliance  . . . . . . . . . . . . . . . . . 37
                 -------------------------
         9.4     Opinions . . . . . . . . . . . . . . . . . . . . . . . . . . 37
                 --------
         9.5     No Material Adverse Change . . . . . . . . . . . . . . . . . 37
                 --------------------------
         9.6     Consents to Transaction  . . . . . . . . . . . . . . . . . . 38
                 -----------------------
         9.8     Noncompetition Agreements  . . . . . . . . . . . . . . . . . 38
                 -------------------------
         9.11    Certificates . . . . . . . . . . . . . . . . . . . . . . . . 38
                 ------------

                                   ARTICLE 10
                   SECURITIES LAW REGISTRATION AND COMPLIANCE

         10.1    Securities Law Compliance; Restrictions on Shares. . . . . . 38
                 -------------------------------------------------
         10.2    Piggyback Registration.  . . . . . . . . . . . . . . . . . . 39
                 ----------------------
         10.3    Registration Procedures. . . . . . . . . . . . . . . . . . . 40
                 ------------------------
         10.4    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 40
                 --------
         10.5    Indemnification  . . . . . . . . . . . . . . . . . . . . . . 40
                 ---------------
         10.6    No Transferability of Registration Rights  . . . . . . . . . 43
                 -----------------------------------------

                                   ARTICLE 11
                          INDEMNIFICATION AND REMEDIES

         11.1    Indemnification by the Shareholders Based on Agreement . . . 43
                 ------------------------------------------------------
         11.2    Indemnification by Tyler Based on Agreement  . . . . . . . . 43
                 -------------------------------------------
         11.3    Customer Claims  . . . . . . . . . . . . . . . . . . . . . . 44
                 ---------------
         11.4    Claims Limitations . . . . . . . . . . . . . . . . . . . . . 45
                 ------------------
         11.5    Maximum Liability  . . . . . . . . . . . . . . . . . . . . . 45
                 -----------------
         11.6    Equitable Remedies . . . . . . . . . . . . . . . . . . . . . 46
                 ------------------
         11.7    Remedies of the Surviving Corporation  . . . . . . . . . . . 46
                 -------------------------------------
         11.8    Costs of Defense.  . . . . . . . . . . . . . . . . . . . . . 46
                 ----------------

                                   ARTICLE 12
                                  MISCELLANEOUS

         12.1    Breach Discovered Prior to Closing . . . . . . . . . . . . . 47
                 ----------------------------------
         12.2    Termination  . . . . . . . . . . . . . . . . . . . . . . . . 47
                 -----------
         12.3    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . 48
                 --------
         12.4    Disclosure Schedules . . . . . . . . . . . . . . . . . . . . 48
                 --------------------
         12.5    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 48
                 ----------------
         12.6    Survival . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                 --------
         12.7    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 49
                 ------------
         12.8    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . 49
                 -------
         12.9    Successors and Assigns . . . . . . . . . . . . . . . . . . . 50
                 ----------------------

         12.10   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . 50
                 -------------
         12.11    Waiver and Other Action . . . . . . . . . . . . . . . . . . 50
                 ------------------------
         12.12   Severability . . . . . . . . . . . . . . . . . . . . . . . . 51
                 ------------
         12.13   Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . 51
                 ---------

ANNEX I          Shareholders and Optionholders

EXHIBITS

  --------------------------------------------------------------------------------
       Exhibit A        Surviving Corporation Directors and Officers
  --------------------------------------------------------------------------------
       Exhibit B        Employment and Noncompetition Agreement (Shareholders)
  --------------------------------------------------------------------------------

  --------------------------------------------------------------------------------

  --------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT, made as of the 8th day of October, 1997, is entered into by and among Tyler Corporation, a Delaware corporation ("Tyler"), T2 Acquisition Corporation, a Texas corporation and wholly-owned subsidiary of Tyler ("Sub"), The Software Group, Inc., a Texas corporation, (the "Company"), Brian B. Berry and Glenn Smith (each, a "Shareholder" and collectively, the "Shareholders").

                                  WITNESSETH:

         WHEREAS, subject to and in accordance with the terms and conditions of this Agreement, the respective Boards of Directors of Tyler, Sub and the Company, and Tyler as sole shareholder of Sub, have approved the merger of Sub with and into the Company (the "Merger"), whereby all the issued and outstanding shares of common stock, without par value, of the Company (the "Company Common Stock") not owned directly or indirectly by the Company will be converted into the right to receive in the aggregate $12,000,000 in cash and 2,000,000 shares of common stock, par value $0.01 per share, of Tyler ("Tyler Common Stock"), as provided herein;

         WHEREAS, the parties hereto desire to set forth certain representations, warranties and covenants made by each to the other as an inducement to the consummation of the Merger;

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:

                                   ARTICLE 1
                                   THE MERGER

         1.1 The Merger. Subject to and in accordance with the terms and conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), at the Effective Time (as defined in Section 1.3) Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of the Sub shall cease and Company shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation") and shall succeed to and assume all of the rights and obligations of the Company in accordance with the TBCA.

         1.2 Closing. The closing of the Merger (the "Closing") shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., 2200 Ross Avenue, Suite 900, Dallas, Texas 75201 as soon as practicable after the satisfaction or waiver of the conditions set forth in Article V or at such other time and place and on such other date as Tyler and the Company shall agree; provided, that the closing conditions set forth in Article V shall have been satisfied or waived at or prior to such time. The date on which the Closing occurs is herein referred to as the "Closing Date."

         1.3 Effective Time. On the Closing Date, or as soon as practicable thereafter, the Company and Sub will cause Articles of Merger (the "Articles of Merger") to be filed with the Secretary of State of the State of Texas as provided in Article 5.04 of the TBCA. The Merger will become effective at the time that the Articles of Merger have been filed with the Secretary of State of the State of Texas or at such other time specified in the Articles of Merger as the effective time (the "Effective Time").

         1.4 Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of the TBCA.

         1.5 Articles of Incorporation; Bylaws. The Articles of Incorporation (the "Articles") and Bylaws (the "Bylaws") of the Company, as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation and thereafter shall continue to be its articles of incorporation and bylaws until amended as provided therein and under the TBCA.

         1.6 Directors and Officers. The persons specified as directors on Exhibit A hereto shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles and Bylaws, and the persons specified as officers on Exhibit A hereto shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified in accordance with the Articles and Bylaws.

         1.7 Conversion of Securities; Exchange; Fractional Shares. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Company, Sub or their
Shareholder:

                 (a) Each share of the Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any shares of the Company Common Stock to be canceled pursuant to Section 1.7(b), shall be converted, subject to the provisions of this Section 1.7, into the right to receive, without interest, $5.7943 in cash and 0.965717 shares of Tyler Common Stock (collectively, the "Merger Consideration"); provided that no fractional shares of Tyler Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made in accordance with the procedure set forth in Section 1.7(h) hereof.

                 (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock held by Sub, Tyler or any direct or indirect wholly-owned subsidiary of Tyler, or the Company immediately prior to the Effective Time shall be canceled and extinguished at the Effective Time without any conversion thereof and no payment shall be made with respect thereto.

                 (c) Each option outstanding at the Effective Time to purchase shares of Company Common Stock (a "Stock Option") granted under (i) the 1988 Stock Option Plan for Software

Group, Inc., as amended (the "Company Stock Option Plan"), or (ii) any other stock plan or agreement of the Company, which by its terms is not extinguished in the Merger, shall be exercised prior to the Closing and the holders of any such Stock Options agree to exercise such Stock Options at or prior to the Closing.

                 (d) Each share of common stock, par value $1.00 per share, of Sub issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                 (e) At the Effective Time, each holder of an outstanding certificate that prior thereto represented shares of Company Common Stock shall be entitled to receive, upon surrender to the Surviving Corporation of such certificate or certificates for cancellation and subject to any required withholding of taxes, a certificate or certificates representing the number of whole shares of Tyler Common Stock (of such denominations and registered in such names as such holder may request) into which the shares of Company Common Stock so surrendered shall have been converted. Each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificates representing shares of Company Common Stock held by such holder, be paid an amount in cash in accordance with the provisions of Section 1.7(h). Until so surrendered, each outstanding certificate that prior to the Effective Time represented shares of Company Common Stock shall be deemed from and after the Effective Time to evidence the right to receive that amount of cash and that number of full shares of Tyler Common Stock into which such shares of Company Common Stock shall have been converted pursuant to this Section 1.7, and any cash in lieu of fractional shares of Tyler Common Stock, subject to any of required withholding of taxes. No interest shall be paid on the cash payable upon surrender of the certificate or certificates evidencing shares of Company Common Stock. Unless and until any such outstanding certificates representing shares of Company Common Stock shall be surrendered, no dividends or other distributions declared and payable to the holders of Tyler Common Stock on or after the Effective Time shall be paid to the holders of such outstanding certificates which prior to the Effective Time represented shares of Company Common Stock; provided, however, that, upon surrender and exchange of such outstanding certificates, there shall be paid to the record holders of the certificates issued and exchanged therefor the amount, without interest thereon, of dividends and other distributions, if any, that theretofore were declared and became payable since the Effective Time with respect to the number of full shares of Tyler Common Stock issued to such holders.

                 (f) The cash and shares of Tyler Common Stock into which the shares of Company Common Stock shall have been converted pursuant to this
Section 1.7 shall be issued in full satisfaction of all rights pertaining to such converted shares of Company Common Stock.

                 (g) If any certificate for shares of Tyler Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange shall have paid to Tyler or the Surviving Corporation any transfer or other taxes required by reason of the issuance of a certificate for shares of Tyler Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Tyler or its transfer agent that such tax has been paid or is not payable.

                 (h) No fraction of a share of Tyler Common Stock shall be issued, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Tyler Common Stock shall, upon surrender to the Surviving Corporation of the certificate or certificates representing the shares of Company Common Stock held by such holder, be paid an amount in cash equal to the value of such fraction of a share of Tyler Common Stock based upon the closing price of one share of Tyler Common Stock on the New York Stock Exchange, Inc. ("NYSE") on the last trading day prior to the Effective Time. No interest shall be paid on such amount. All shares of Company Common Stock held by a record holder shall be aggregated for purposes of computing the number of shares of Tyler Common Stock to be issued pursuant to this Section 1.7.

                 (i) At the Closing, Tyler shall provide each holder of certificates which prior to the Effective Time represented shares of Company Common Stock a letter of transmittal and other documentation enabling such holder to effect the exchange of stock certificates as contemplated by Article 1 of this Agreement.

                 (j) Neither Tyler, the Surviving Corporation, nor any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                 (k) In the event any certificate formerly representing shares of the Company Common Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Tyler or the Surviving Corporation, the posting by such person of a bond in customary amount as indemnity against any claim that may be made against Tyler or the Surviving Corporation with respect to such certificate, the Surviving Corporation shall deliver in exchange for such lost, stolen or destroyed certificate the cash and shares of Tyler Common Stock that would be deliverable pursuant to this Article 1 upon due surrender of the shares of Company Common Stock represented by such lost, stolen or destroyed certificate.

         1.8 Adjustments to Prevent Dilution. In the event that the Company changes the number of shares of the Company Common Stock or securities convertible or exchangeable into or exercisable for shares of the Company Common Stock, or Tyler changes the number of shares of Tyler Common Stock or securities convertible or exchangeable into or exercisable for shares of Tyler Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split or combination), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration shall be correspondingly adjusted.

         1.9 Taking of Necessary Action; Further Action. The parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company or Sub, such corporations shall direct their respective officers and directors to take, and the Shareholders shall take, all such lawful and necessary action.


                                   ARTICLE 2
                     REPRESENTATIONS AND WARRANTIES OF THE
                          COMPANY AND THE SHAREHOLDERS

          The Company and the Shareholders jointly and severally represent and warrant to Tyler and Sub as follows:

         2.1 Organization and Good Standing of Company. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.

         2.2 No Company Subsidiaries. The Company is not, and has never been, the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock of any corporation.

         2.3 No Other Investments. The Company does not own, and has never owned, any capital stock of any other corporation or any equity, profit sharing, participation, or other interest of any type in any partnership, joint venture, and other entity.

         2.4 Foreign Qualification. The Company is duly qualified or licensed to do business as a foreign corporation and in good standing in those jurisdictions set forth in Section 2.4 of the schedule delivered by the Company concurrently with the execution of this Agreement (the "Company Disclosure Schedule"). The Company is duly qualified or licensed to do business as a foreign corporation in every jurisdiction where the failure so to qualify could have a material adverse effect on the businesses, operations, assets or financial condition of the Company. For purposes of this Section 2.4, no material adverse effect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $37,500 in the aggregate.

         2.5 Power and Authority to Conduct Business. The Company has the corporate power and authority, and possesses all licenses and permits required by governmental authorities, to own, lease, and operate their properties and assets and to carry on its business as currently being conducted, except where the failure to possess such license or permit would not have a material adverse effect on the businesses, operations, assets or financial condition of the Company.

         2.6 Authority to Consummate Merger. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by the Company in connection with this Agreement, and the execution, delivery, and performance by the Company of this Agreement and the other documents executed or required to be executed by the Company in connection with this Agreement have been duly authorized by all necessary corporate action. Each Shareholder has the capacity and authority to execute, deliver and perform his obligations under this Agreement, and the other agreements or documents executed or required to be executed by him in connection herewith.

         2.7 Binding Effect. This Agreement and the other agreements and documents executed or required to be executed by the Company or the Shareholders in connection with this Agreement have been or will have been duly executed and delivered by the Company or the Shareholders, as appropriate, and are or will be, when executed and delivered, the legal, valid, and binding obligations of the Company or the Shareholders executing the same, enforceable in accordance with their terms, except that:

                 (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

                 (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

                 (c) rights to indemnification under Section 10.5 may be limited by considerations of public policy.

         2.8     Compliance with Other Instruments. Except as disclosed in
Section 2.8 of the Company Disclosure Schedule, neither the execution and delivery by the Company or the Shareholders of this Agreement, or the other agreements or documents executed or required to be executed by the Company or the Shareholders in connection herewith, nor the consummation by the Company or the Shareholders of the transactions contemplated hereby and thereby, will (i) conflict with the articles of incorporation or bylaws of the Company; (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to the Company; (iii) except for (A) requirements arising out of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"), and (B) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to the Company; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of the Company or either Shareholder, pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in
Section 2.21 of the Company Disclosure Schedule, or any judgment, order, injunction, or decree by which the Company or either Shareholder is bound, to which any of them is a party, or to which any of their assets is subject, where any such failure to obtain any consent, approval or notice, or violation, breach, conflict or default would result in a material adverse effect on the businesses, operations, assets or financial condition of the Company.

         2.9     Capitalization of Company.

                 (a) The authorized capital stock of the Company is 5,000,000 shares of Company Common Stock, of which 1,921,000 shares of Company Common Stock are issued and outstanding at the date hereof and 150,000 shares are subject to Stock Options. All of the issued and outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. There are and at the Closing will be no shares of the capital stock of the Company held in its treasury or in the treasury.

                 (b) At the Closing, each Shareholder will be the lawful record and beneficial owner of the shares of the Company Common Stock, set forth opposite such Shareholder's name on Annex I, free and clear of all liens, encumbrances, and claims of every kind, and the shares so owned by the Shareholders will constitute 93% of the issued and outstanding shares of the Company capital stock. Set forth on Annex I are the number of shares of Company Common Stock outstanding and Company Common Stock subject to options. Each Shareholder has the right to vote or direct the vote of his shares at his discretion on any matter submitted to a vote of the Company shareholders.

                 (c) Except as disclosed in Section 2.9 of the Company Disclosure Schedule, there are no voting trusts, shareholder agreements, or other voting arrangements among the shareholders of the Company.

                 (d) Except as described in Section 2.9 of the Company Disclosure Schedule , there presently is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating the Company or any Shareholder to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire, shares of, or securities convertible into or exchangeable for, capital stock of the Company; no such rights disclosed in Section 2.9 of the Company Disclosure Schedule will remain outstanding at the Closing. No shareholder of the Company is entitled to any preemptive right.

         2.10    [Intentionally Omitted].

         2.11    [Intentionally Omitted].

         2.12    Company Financial Statements.

                 (a) The Company has delivered to Tyler true, correct, and complete copies of the following financial statements of the Company (the "Company Financial Statements"), which are attached to Section 2.12 of the Company Disclosure Schedule:

                               (i)         the audited balance sheets of the
Company as of October 31, 1996, 1995 and 1994 and the related audited statements of operations, stockholder's equity, and cash flows for the years then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, except as disclosed in the notes thereto; and

                              (ii)         the unaudited balance sheet of the
Company as of August 31, 1997 (the "Company Balance Sheet"), and the related unaudited statements of operations, stockholder's equity, and cash flows for the ten months then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles, except as disclosed in the notes thereto.

 The Company Financial Statements present fairly, in all material respects, the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended, in conformity with generally accepted accounting principles applied, except as may be set forth in the notes thereto, on a consistent basis throughout such periods.

                 (b) Since August 31, 1997, there has been no change in accounting principles applicable to, or methods of accounting utilized by the Company, and the books and records of Company have been and are being maintained in accordance with all applicable legal and accounting requirements and what the Shareholders believe in good faith to be good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the financial position and results of operations and cash flows of the Company set forth in the Company Financial Statements.

         2.13 Absence of Certain Changes. Since August 31, 1997 (or other date indicated below), the Company has not (except as may be contemplated by this Agreement or as may result from the transactions contemplated by this Agreement):

                 (a) except as disclosed in Section 2.13 of the Company Disclosure Schedule, suffered any change in its businesses, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or condition (financial or otherwise) of the Company;

                 (b) experienced a decline in the shareholder's equity of the Company from its shareholder's equity shown on the Company Balance Sheet at August 31, 1997, determined using the same accounting principles applied in the preparation of the Company Financial Statements;

                 (c) except as disclosed in Section 2.13 of the Company Disclosure Schedule, suffered any damage or destruction to or loss of its assets not covered by insurance, or any loss of customers or suppliers, or terminated or lost the services of any key employee (including any employee who had agreed with the Company to maintain the confidentiality of proprietary or technical information or know-how or to assign inventions, patents, or copyrights) that has had, or in the good faith belief of the Shareholders is likely to have, a material adverse effect on the businesses, operations, assets, financial condition, or prospects of the Company;

                 (d) acquired or disposed of any material asset, or incurred, assumed, guaranteed, endorsed, paid, or discharged any material indebtedness, liability, or obligation, or subjected or permitted to be subjected any material amount of assets to any lien, claim, or encumbrance of any kind, except in the ordinary course of business or pursuant to agreements in force at the date of this Agreement;

                 (e) forgiven, compromised, canceled, released, waived, or permitted to lapse any material rights or claims, except as disclosed in
Section 2.13 of the Company Disclosure Schedule;

                 (f) entered into or terminated any material agreement or commitment, or agreed or made any changes in material leases or agreements, other than renewals or extensions thereof and leases, agreements, and commitments entered into, terminated, or modified in the ordinary course of business;

                 (g) written up, written down, or written off the book value of any material amount of assets, except as disclosed in Section 2.13 of the Company Disclosure Schedule;

                 (h) declared, paid, or set aside for payment any dividend or distribution with respect to its capital stock;

                 (i) except as set forth in Section 2.13 of the Company Disclosure Schedule, redeemed, purchased, or otherwise acquired, or sold, granted, or otherwise disposed of, directly or indirectly, any of its capital stock or securities or any rights to acquire such capital stock or securities, or agreed to changes in the terms and conditions of any such rights;

                 (j) except as set forth in Section 2.13 of the Company Disclosure Schedule, paid compensation , fees, bonuses or other payments to any Shareholder or his family members or any of his affiliates, or otherwise paid or transferred any cash, property or assets to any Shareholder, his family members or any of his affiliates, other than the base salary of each Shareholder; or materially increased the compensation of or paid any bonus to any other employee or contributed to any employee benefit plan other than in accordance with policies, practices or requirements established and in effect on October 31, 1996;

                 (k) Entered into any employment, compensation, or collective bargaining agreement with any person or group or consulting agreement not identified in Section 2.13 of the Company Disclosure Schedule, other than in the ordinary course of business;

                 (l) Entered into, adopted, or materially amended any employee benefit plan; or

                 (m) Entered into any other material commitment or transaction not disclosed elsewhere herein or in the Company Disclosure Schedule, other than in the ordinary course of business.

         2.14 No Material Undisclosed Liabilities. To the knowledge of the Company or the Shareholders, there is no liability or obligation of the Company of any nature, whether absolute, accrued, contingent, or otherwise, other than:


                 (a) the liabilities and obligations that are fully reflected, accrued, or reserved against on the Company Balance Sheet, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since August 31, 1997;

                 (b) the loss contingencies set forth in Section 2.14 of the Company Disclosure Schedule;

                 (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles, but which, if material, are disclosed in Section 2.14 of the Company Disclosure Schedule; and

                 (d) other liabilities and loss contingencies which are not material in the aggregate to the business, operations, assets or condition (financial or otherwise) of the Company.

         The Company is not a signatory to, and is not in any manner a guarantor, endorser, assumptor or otherwise primarily or secondarily liable for or responsible for the payment of, any notes payable other than those set forth in Section 2.21 of the Company Disclosure Schedule.

         2.15 Tax Liabilities. The Company has filed all material federal, state, county, local, and foreign tax returns and reports required to be filed by them, including those with respect to income, payroll, property, withholding, social security, unemployment, franchise, excise, use and sales taxes, and has either paid in full all taxes that have become due as reflected on any such return or report and any interest and penalties with respect thereto or, as of August 31, 1997, it has fully accrued on its books or has established adequate reserves for all taxes payable but not yet due, except that at August 31, 1997 the unrecorded contingent liability of the Company with respect to payroll, withholding, social security, unemployment, franchise, property, sales, use and excise taxes did not exceed $37,500 in the aggregate for all such taxes. The total of all payments made in 1996 and in 1997 for taxes, interest and penalties of the Company for periods ended prior to November 1, 1996 have not exceeded the accrued liability for such items shown on the Company Financial Statements as of August 31, 1997 for periods ended October 31, 1996; the Company has not, subsequent to October 31, 1996, accrued or set aside any reserves on its books and records for any taxes, interest or penalties for any period ended prior to November 1, 1996 nor has the Company made any payments in 1996 or 1997 of taxes, interest or penalties for periods ended prior to November 1, 1996 that were not reflected in the accrued liability therefor (including deferred taxes) shown on the Company Financial Statements as of August 31, 1997 for periods ended October 31, 1996. There are no reserves (other than for deferred taxes) reflected in the Company Financial Statements as of August 31, 1997 for periods ended October 31, 1996 for taxes, interest or penalties in excess of those shown to be due on any tax returns that have been filed for any periods then ended. Except as disclosed on Section 2.15 of the Company Disclosure Schedule, neither the Internal Revenue Service nor any other taxing authority has audited or is in the process of auditing the tax returns and reports of the Company, and no claim for additional taxes, interest, or penalties for any fiscal year is pending. The Company has delivered to Tyler true, complete and correct copies of (i) all federal and state income or franchise tax returns for the Company for all periods ending on and after October 31, 1994 and (ii) relevant portions of income and franchise tax examination reports, statements of deficiencies, closing or other agreements received by, assessed against or agreed to by the Company, relating to such taxes, since October 31, 1994, if any. No extension or waiver of any statute of limitations has been requested of or granted by the Company with respect to any tax year, and no extension or waiver of time within which to file any tax return has been requested by or granted to the Company except with respect to tax returns not yet filed but otherwise due. No unsatisfied deficiency, delinquency, or default for any tax, assessment, or governmental charge has been claimed or assessed, or to the knowledge of the Company or the Shareholders, proposed against the Company, nor has the Company received notice of any such deficiency, delinquency, or default, for any tax period. Neither the Company nor either Shareholder has any reason to believe that the Company has any material contingent income tax liabilities other than those reflected on the Company Balance Sheet and those arising in the ordinary course of business since the date thereof, and those arising as a result of the transactions contemplated hereby. The Company has not filed a consent under
Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, and is not a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code Section 280G. The Company is not a party to any tax allocation or sharing agreement. The Company
(i) has not been a member of an affiliated group filing a consolidated federal income tax return and (ii) does not have any liability for the taxes of any person under Treasury Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, by contract, or otherwise.

         2.16    Title to Properties.

                 (a)      The Company owns no real property.

                 (b) Except as disclosed in Section 2.16(b) of the Company Disclosure Schedule and except as they have since been affected subsequent to August 31, 1997 by transactions in the ordinary course of business and consistent with past practices, and except for assets subject to financing leases required to be capitalized under generally accepted accounting principles which are reflected in the Company Balance Sheet or notes thereto, the Company has good and marketable title to the assets reflected in the Company Balance Sheet or otherwise on their books and records as being owned as of August 31, 1997, or purchased by it since August 31, 1997, and to the assets described in Section 2.20 below and to the following assets whether or not reflected in the Company Balance Sheet or on such books and records:


         The computer programs and applications software, in both object code and source code form, and all documentation therefor (excluding operating systems software leased by or licensed to the Company) utilized by the Company in its business.

                 (c) The assets identified in subsection (b) above and the assets described in Section 2.20 below are owned by or licensed to the Company free and clear of any lien, claim or encumbrance except those disclosed in the Company Balance Sheet or notes thereto or in Section 2.16(c) of the Company Disclosure Schedule and except for:

                               (i)         Liens for taxes, assessments, or
other governmental charges not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings listed in Section 2.16(c) of the Company Disclosure Schedule;

                              (ii)         Statutory liens incurred in the
ordinary course of business that are not yet delinquent, or the validity of which are being contested in good faith by appropriate proceedings described in
Section 2.16(c) of the Company Disclosure Schedule;

                             (iii)         The rights of customers of the
Company with respect to inventory or work in progress under purchase orders or contracts entered into by the Company in the ordinary course of business;

                              (iv)         Liens, claims, or encumbrances
consisting of leases of equipment to customers entered into in the ordinary course of business;

                               (v)         Liens, claims, or encumbrances
described in real estate title insurance binders or commitments, or abstracts of title to real estate, furnished or to be furnished to Tyler in connection with the transactions contemplated hereby, unless Tyler objects to the same in writing within five business days after receipt of such title documents;

                              (vi)         Restrictions and constraints set
forth in the license agreements described in Section 2.20 of the Company Disclosure Schedule; and

                             (vii)         Other liens, claims, or encumbrances
that, in the aggregate, do not materially detract from the value of, or materially interfere with the present use of, such assets.

                 (d) Except for those assets acquired since the date of the Company Balance Sheet, all tangible properties and assets material to the present operations of the Company are reflected on the Company Balance Sheet and notes thereto in the manner and to the extent required by generally accepted accounting principles. Immediately after the Closing, the Company will own or lease or otherwise possess the rights to use all assets necessary to the conduct of the business conducted by the Company immediately before the Closing.

         2.17    Condition of Tangible Assets. Except as set forth in Section
2.17 of the Company Disclosure Schedule, the tangible assets of the Company which are material to the business, operations, assets or financial condition of the Company, are in good condition and repair and, in the good faith belief of each Shareholder, are adequate for the uses to which they are being put in the ordinary course of their respective businesses.

         2.18 Accounts Receivable. To the knowledge of the Company or the Shareholders, all accounts receivable reflected in the Company Balance Sheet or arising since August 31, 1997 either have been collected or are enforceable and collectible claims not subject to any valid defense, offset, or credit, except to the extent of any reserves established for doubtful accounts in a manner consistent with such practices in prior periods and except as set forth in
Section 2.18 of the Company Disclosure Schedule.

         2.19    Inventories. The Company has no inventories.

         2.20 Patents, Trademarks, and Copyrights. Set forth in Section 2.20 of the Company Disclosure Schedule is a true and correct description of:

                 (a) all material trademarks, trade names, service marks, patents, copyrights, and applications therefor and all license, royalty, assignment, and other similar agreements relating to the foregoing currently owned, in whole or in part, by the Company;

                 (b) all material agreements relating to technology, know-how, or processes that the Company is licensed or authorized to use by others or licenses or authorizes others to use; and

                 (c) all material trademarks, trade names, service marks, patents, copyrights, and applications therefor and other similar and intangible intellectual property and all license, royalty, assignment, and other similar agreements relating to the foregoing and all material agreements relating to technology, know-how, or processes used in connection with the business of the Company.

Except to the extent set forth in Section 2.20 of the Company Disclosure Schedule, the Company has, to the knowledge of the Company and each Shareholder, the sole and exclusive right to use the patents, trademarks, trade names, copyrights, service marks, technology, know-how, and processes identified in such Section 2.20 without infringing or violating the rights of any other person, and to the knowledge of the Company and each Shareholder no consent of third parties will be required for the use thereof by the Company upon consummation of the Merger and there are no past due or delinquent license fees, rents, royalties, or other charges that the Company is required or obligated to pay with respect to any of the foregoing. Except as disclosed in
Section 2.20 of the Company Disclosure Schedule, no claim has been asserted by any person to the ownership of or right to use any such patent, trademark, trade name, copyright, service mark, technology, know-how, or process or challenging or questioning the validity or effectiveness of any such license or agreement, and the Company knows of no valid basis for any such claim. To the knowledge of the Company and each Shareholder, except as disclosed in Section
2.20 of the Company Disclosure Schedule, each of the foregoing is valid and subsisting, has not been canceled, abandoned, or otherwise terminated, and, if applicable, has been duly issued or filed.

         2.21 Contracts. Set forth in Section 2.21 of the Company Disclosure Schedule are complete and accurate lists of the following contracts and commitments (including summaries of oral contracts) to which the Company is a party or bound:

                 (a)      Contracts with any labor union;

                 (b)      Employee benefit plans or contracts;

                 (c) Employment or similar contracts, including confidentiality agreements and agreements to assign inventions, patents and copyrights, and consulting agreements (other than those entered into in the ordinary course of business);

                 (d) Leases, whether as lessor or lessee, involving annual rental payments in excess of $7,500, that are not terminable at will or upon notice of 30 days or less by the Company;

                 (e) Loan agreements, mortgages, indentures, instruments of indebtedness or commitments involving indebtedness for borrowed money or money loaned to others in excess of $7,500, but excluding intercompany items;

                 (f) Guaranty or suretyship, performance bond, indemnification, or contribution agreements involving obligations in excess of $7,500, but excluding intercompany items;

                 (g) Contracts with customers or suppliers that involve aggregate payments to or by the Company of more than $15,000, and that are not terminable at will or upon notice of 90 days or less by the Company;

                 (h) Distribution, marketing, dealership, sales, or agency agreements material to the Company that are not terminable at will or upon notice of 30 days or less by the Company;

                 (i) Joint venture, partnership, or other agreements evidencing an ownership interest or a participation in or sharing of profits;

                 (j) Contracts containing noncompetition covenants, covenants to register securities, or negative or restrictive financial covenants that are not terminable at will or upon notice of 30 days or less by the Company;

                 (k) Voting agreements relating to securities of the Company (whether or not the Company is a party thereto);

                 (l) Insurance policies involving annual premium payments of more than $750;

                 (m)      Powers of attorney; and

                 (n) Contracts between the Company and any of the Shareholders, their spouses or any affiliates or relatives thereof; and

                 (o) Other contracts not made in the ordinary course of business or that, in the reasonable judgment of the Shareholders, are material to the businesses, operations, assets, or financial condition of the Company.

No contract or commitment listed in Section 2.21 of the Company Disclosure Schedule has been amended or modified or the rights and obligations evidenced thereby otherwise affected in a manner materially adverse to the Company, except by an instrument which is also included in such listing, and each contract or commitment, as so amended, modified or affected, contains all material provisions with respect to the subject matter thereof. The Company and the Shareholders have furnished or made available to Tyler accurate and complete copies of all of the contracts, commitments or instruments listed in
Section 2.21 of the Company Disclosure Schedule. Except as set forth in Section
2.21 of the Company Disclosure Schedule or with respect to contracts not material to the businesses, operations, assets or financial condition of the Company, (i) to the knowledge of the Company and the Shareholders, all such contracts are valid, binding, subsisting, and enforceable in all material respects; (ii) to the knowledge of the Company and the Shareholders and in their good faith belief the Merger will not affect the continuance in full force and effect of such contracts; and (iii) there is no material dispute among the parties to any such contract and no material penalty has been incurred with respect thereto. Neither the Company nor any Shareholder has received notice of any plan or intention of any other party to any such contract or agreement to exercise any right to cancel or terminate any such contract or agreement, and neither the Company nor any Shareholder knows of any fact that would justify the exercise of such right. Neither the Company nor any Shareholder currently contemplates, or has any reason to believe any other person or entity currently contemplates, any amendment or change to any of the contracts or agreements referred to in Section 2.21 of the Company Disclosure Schedule. Except as disclosed in Section 2.21 of the Company Disclosure Schedule, none of the Company's customers or suppliers, that during the fiscal year ended October 31, 1996 accounted for as much as 2% of consolidated sales or purchases of the Company, has refused, or communicated that it will or may refuse, to purchase or supply goods or services, as the case may be, or has communicated that it will or may substantially reduce the amount of goods or services that it is willing to purchase from, or sell to, the Company after the date hereof.

         2.22 Litigation and Claims. Except as described in Section 2.22 of the Company Disclosure Schedule, neither the Company nor any Shareholder is a party to, and the businesses or assets of the Company are not the subject of or affected by, any pending or to the knowledge of the Company or any Shareholder, threatened suit, claim, action, or litigation with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, or any pending change in any regulations, statutes or ordinances, which would, severally or in the aggregate, have a material adverse effect on the businesses, results of operations, assets, or the condition (financial or otherwise) of the Company. Except as described in Section 2.22 of the Company Disclosure Schedule, to the knowledge of the Company or any Shareholder, no suit, claim, action or demand is currently pending, has been made or filed, or is or has been threatened or contemplated by any person or entity, and there exists no judgment or order (whether or not the Company is a party to any of the foregoing) regarding or affecting the ownership, disclosure, copying, possession or utilization by the Company of the assets reflected in the books and records of the Company.

         2.23 Judgments, Decrees, and Orders in Restraint of Business. The Company is not a party to or subject to any judgment, order, or decree entered in any suit or proceeding brought by any governmental agency or by any other person enjoining it in respect of any business practice or the acquisition of any property or the conduct of its business.

         2.24    No Violation of Any Instrument. Except as disclosed in Section
2.24 of the Company Disclosure Schedule, the Company is not in violation of or default under nor, to the knowledge of the Company or any Shareholder, has any event occurred that, with or without the giving of notice, lapse of time or the occurrence of any other event, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of the Company pursuant to, the articles or certificate of incorporation or bylaws of the Company or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument (including with customers) listed or required to be listed in
Section 2.21
of the Company Disclosure Schedule, or any judgment, order, injunction, or decree, to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the businesses, operations, assets or financial condition of the Company.

         2.25     Compliance With Laws.    The Company is substantially in
compliance with all laws applicable to their businesses, where failure so to comply would have a material adverse effect on the businesses, operations, assets, prospects, or financial condition of the Company.

         2.26    Compensation and Benefit Plans.

                 (a) Section 2.26 of the Company Disclosure Schedule includes a complete and accurate list of all pension, profit sharing, Section 401(k), thrift-savings, simplified employee pension, excess benefit plan, deferred compensation, incentive compensation, stock bonus, stock option, restricted stock, cash bonus, employee stock ownership, severance pay, golden parachute, cafeteria, flexible compensation, life insurance, medical, dental, disability, welfare, or vacation plans or arrangements of any kind and any other Employee Pension Benefit Plan or Employee Welfare Benefit Plan (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended "ERISA") in which employees or former employees of the Company participate (collectively, the "Benefit Plans").

                 (b) The Company does not participate currently in and has never participated in, and is not required currently to and has never been required to contribute to or otherwise participate in, any "multi-employer plan," as defined in Sections 3(37)(A) and 4001(a)(3) of ERISA and Section 414(f) of the Code. The Company does not participate currently in and has never participated in, and is not required currently to and has never been required to contribute to or otherwise participate in, any plan, program or arrangement subject to Title IV of ERISA.

                 (c) No former employee of the Company is entitled, and no current employee will be entitled after termination of employment, to participate in any Employee Welfare Benefit Plan as defined in ERISA, other than participation required to be permitted by the Company under Section 4980B of the Code and Sections 601 to 609 of ERISA.

                 (d) The Company and the Shareholders have delivered to Tyler true, correct and complete copies of the Benefit Plans and each applicable summary plan description and the most recent Form 5500s applicable to such Benefit Plans. Section 2.26 of the Company Disclosure Schedule sets forth the costs attributable to each Benefit Plan determined on an annual basis. Except as reflected or reserved against on the Company Balance Sheet, there is no unfunded liability with respect to any Benefit Plan. None of the assets of the Company's Benefit Plans are invested in any property constituting employer real property or employer security within the meaning of Section 407(d) of ERISA.

                 (e) Each Employee Pension Benefit Plan sponsored, maintained or contributed to by the Company is qualified under Section 401(a) of the Code; all related trusts are exempt from federal income tax under
Section 501(a) of the Code; each such plan has received a determination letter from the IRS stating that the plan is qualified under Section 401(a) of the Code and all related trusts are exempt from federal income tax under Section 501(a) of the Code (which determination letter includes all statutory and regulatory provisions of the Tax Reform Act of 1986 and subsequent legislation for which a determination letter may be obtained); and to the knowledge of the Company, nothing has occurred since the date of the last such determination which resulted in, or is likely to result in, the revocation of such determination. A copy of the latest determination letter applicable to any Employee Pension Benefit Plan has been delivered to Tyler.

                 (f) Each of the Benefit Plans has been administered in material compliance with its underlying documentation, the requirements of ERISA, the Code and all other applicable laws. All returns required to be made under ERISA and the Code with respect to the Benefit Plans have been timely filed and the Company has made all contributions required under the terms of any Benefit Plan (including, but in no way limited to, employer matching contributions and non-elective contributions and the deposit of elective deferrals as such terms are defined in the Code) for all periods through and including the date hereof.

                 (g) To the knowledge of the Company, there are not now, nor have there ever been, any transactions involving the Benefit Plans or any fiduciary or administrator thereof which are prohibited under ERISA or the Code or for which an individual, class or statutory exemption is not available.

                 (h) There are no pending or, to the knowledge of the Company, any threatened claims by or on behalf of the Benefit Plans, the United States Department of Labor, the Internal Revenue Service, or any current or former employee of the Company or beneficiary of such current or former employee alleging a breach of any fiduciary duties or a violation of applicable state or federal law which could result in liability on the part of the Company, or a Benefit Plan under ERISA or any other law, nor, to the knowledge of the Company, is there any basis for such a claim and neither the Company, nor, to the knowledge of the Company, any administrator or fiduciary of any Benefit Plan (or agent of the foregoing) has engaged in any transaction or acted or failed to act in any manner which would subject the Company to any liability for a breach of fiduciary duty under ERISA. The transactions contemplated by this Agreement (either alone or together with any other event) will not (i) terminate or modify the provisions of any Benefit Plan or (ii) trigger an event under any Benefit Plan or employer benefit arrangement or law that will result in any payment (whether of severance pay or otherwise) becoming due from the Company.

         2.27    Labor Relations.

                 (a) To the knowledge of the Company or the Shareholders, the Company (i) is in substantial compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment (including occupational health and safety), nondiscrimination, and wages and hours and (ii) are not engaged in any unfair labor practice, that in any such case would have a material adverse effect on the businesses, operations, assets or financial condition of the Company.

                 (b) Except as disclosed in Section 2.27 of the Company Disclosure Schedule, there is no unfair labor practice complaint against Company pending or, to the knowledge of the Company or any Shareholder, threatened before the National Labor Relations Board.

                 (c) There is no strike, labor dispute, slowdown, stoppage, or other material interference with or impairment by labor of the business of the Company actually pending or, to the knowledge of the Company or any Shareholder, threatened or contemplated against or directly affecting the Company.

                 (d) To the knowledge of the Company or the Shareholders, no question of union representation exists respecting the employees of the Company and no union organizing activities are taking place.

                 (e) Since August 31, 1997, no key employees of the Company have been terminated or have resigned their employment.

         2.28 Adequate Insurance. The Company maintains insurance coverage that the Company and the Shareholders believe is reasonably adequate to protect the assets and operations of the Company, and is sufficient for material compliance with all requirements of law and all agreements to which the Company is a party. No notice of any termination or threatened termination of such policies has been received by the Company and, to the knowledge of the Company or the Shareholders, such policies are valid, binding, and enforceable.

         2.29    Contracts with Affiliates and Others. Except as set forth in
Section 2.29 of the Company Disclosure Schedule, no director or officer of the Company, nor any person who is a spouse or descendant of such director or officer, has any direct or indirect relationship with any customer or supplier of, or other contracting party with, the Company (other than as a director, officer, or shareholder of the Company) that would be required to be disclosed in a proxy statement relating to the election of directors filed under the Securities Exchange Act of 1934 (the "Exchange Act").

         2.30 Revenue Recognition. The Company has not recognized and does not recognize revenues from customers in advance of performing the services or furnishing the products for which the revenues were or are received.

         2.31 Certain Fees. Except as disclosed in Section 2.31 of the Company Disclosure Schedule, neither the Company nor any officer, director, or employee of the Company has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby. Tyler recognizes and acknowledges that, subject to the Company's satisfaction of the representation and warranty in Section 2.13(b) hereof, the fees shown in Section 2.31 of the Company Disclosure Schedule shall be paid by the Company at Closing.

         2.32    Environmental Matters. To the knowledge of the Company or the
Shareholders:

The Company and its property (whether real, personal, owned, leased, managed or operated) (collectively, "Business Facilities") are in compliance with applicable laws, rules, regulations, ordinances, orders or guidance documents now in effect of any applicable governmental authority or any judicial or administrative decision relating thereto that relate in any manner to health, Materials of Environmental Concern, the environment, or a community's right to know (collectively, Environmental Laws"). There are no Materials of Environmental Concern on any Business Facility in any quantity or concentration exceeding any limitation or standard established pursuant to Environmental Laws. There are no actual or threatened claims, demands, allegations, actions, suits, investigations, notices, or proceedings against or relating to the Company or any of its Business Facilities relating to or arising out of the use, presence, or handling of Materials of Environmental Concern or compliance with Environmental Laws (collectively, "Environmental Claims"), and there is no basis for any such Environmental Claims. There are no events, conditions, circumstances, facts, activities, practices, incidents or plans relating to or arising out of the operations of the Company which will prevent or interfere with compliance with Environmental Laws by Tyler after the Closing, or which may give rise to any common law or statutory liability under Environmental Laws or form the basis of an Environmental Claim against the Company, or any of their respective Business Facilities.

                 "Materials of Environmental Concern" means: (i) those substances included within the statutory and/or regulatory definitions of "hazardous substance," "hazardous waste," "extremely hazardous substance," "regulated substance," "hazardous materials," or "toxic substances," under any Environmental Law; (ii) any material, waste or substance which is or contains:
(A) petroleum, oil or a fraction or constituent thereof, (B) asbestos, (C) polychlorinated biphenyls, (D) formaldehyde, (E) explosives, or (F) radioactive materials (including NORM); (iii) solid wastes (as defined under the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and its implementing regulations) that post imminent and substantial endangerment to health or the environment; (iv) any material, waste or substance designated classified or regulated as a "Class I" or "Class II" waste under Title 30 of the Texas Administrative Code; and (v) such other substances, materials, or wastes that are or become classified or regulated as hazardous or toxic under any applicable federal, state or local law or regulation. To the extent that the laws or regulations of any applicable state or local jurisdiction establish a meaning for any term defined herein through reference to federal Environmental Laws which is broader than the meaning under such federal Environmental Laws, such broader meaning shall apply.

         2.33 Accuracy of Information Furnished. No representation or warranty by the Company or the Shareholders in this Agreement (including the Company Disclosure Schedule) or any other agreement or document executed or to be executed by the Company or the Shareholders in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.


                                   ARTICLE 3
                    REPRESENTATIONS AND WARRANTIES OF TYLER

          Tyler and Sub jointly and severally represent and warrant to the Company and the Shareholders as follows:

         3.1 Organization and Good Standing of Tyler. Tyler is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

         3.2 Foreign Qualification. Tyler is duly qualified or licensed to do business as a foreign corporation and in good standing in those jurisdictions set forth in Section 3.2 of the schedule delivered by Tyler concurrently with the execution of this Agreement (the "Tyler Disclosure Schedule"). Tyler is duly qualified or licensed to do business as a foreign corporation in every jurisdiction where the failure so to qualify would have a material adverse effect on the businesses, operations, assets, or financial condition of Tyler and the Tyler Subsidiaries (as defined in Section 3.7), taken as a whole. For purposes of this Section 3.2, no material adverse affect shall be deemed to have occurred as a result of non-payment of state or local franchise taxes not exceeding $37,500 in the aggregate.

         3.3 Power and Authority to Conduct Business. Each of Tyler and Sub has the corporate power and authority, and possess all licenses and permits, required by governmental authorities to own, lease, and operate its properties and assets and to carry on its business as currently being conducted, except where the failure to possess such license or permit does not and would not have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.4 Authority to Consummate Merger. Each of Tyler and Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements or documents executed or required to be executed by it in connection with this Agreement and, subject to obtaining the approval of the stockholders of Tyler, the execution, delivery and performance by each of Tyler and Sub of this Agreement and the other documents executed or to be executed by it in connection with this Agreement have been duly authorized by all necessary corporate action.

         3.5 Binding Effect. This Agreement and the other documents executed or required to be executed by Tyler or Sub in connection with this Agreement have been or will have been duly executed and delivered by Tyler or Sub and are or will be, when executed and delivered, the legal, valid, and binding obligations of Tyler or Sub executing the same, enforceable in accordance with their terms except that:

                 (a) enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting creditors' rights;

                 (b) the availability of equitable remedies may be limited by equitable principles of general applicability; and

                 (c) rights to indemnification under Section 10.5 may be limited by considerations of public policy.

         3.6 Compliance with Other Instruments. Subject to obtaining the approval of the stockholders of Tyler and except as disclosed in Section 3.6 of the Tyler Disclosure Schedule, neither the execution and delivery by Tyler or Sub of this Agreement or the other agreements or documents executed or required to be executed by Tyler or Sub in connection herewith, nor the consummation by Tyler or Sub of the transactions contemplated hereby and thereby will (i) conflict with the articles of incorporation or bylaws of Tyler or Sub, (ii) assuming satisfaction of the requirements set forth in clause (iii) below, violate any provision of law applicable to Tyler or any of the Tyler Subsidiaries; (iii) except for (A) requirements arising out of the HSR Act, (B) requirements of federal and state securities laws, and (C) the filing of articles of merger in accordance with the TBCA, require any consent, authorization, permit, license or approval of, or declaration, registration or filing with or notice to, any person or governmental body or authority, domestic or foreign, under any provision of law applicable to Tyler or any of the Tyler Subsidiaries; or (iv) require any consent, approval or notice under, violate, breach, be in conflict with, or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or permit the termination or the acceleration of maturity of, or result in the imposition of any lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, other agreement or instrument or any judgment, order, injunction, or decree by which Tyler or any Tyler Subsidiary is bound, to which any of them is a party, or to which any of their assets is subject, except for those violations and breaches that would not have a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.7     Capitalization of Tyler.

                 (a) The authorized capital stock of Tyler consists of 50,000,000 shares of Tyler Common Stock, and 1,000,000 shares of preferred stock, par value $10.00 per share ("Tyler

Preferred Stock"), of which 22,007,921 shares of Tyler Common Stock and no shares of Tyler Preferred Stock were issued and outstanding as of September 30, 1997 and 1,301,356 shares of Common Stock were held in treasury. All of the issued and outstanding shares of Tyler Common Stock have been duly authorized and are validly issued and are fully paid and nonassessable. There are no shares of the capital stock of Tyler held in its treasury or in the treasury of any corporation of which Tyler is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock (each such corporation being referred to as a "Tyler Subsidiary"). The shares of Tyler Common Stock to be issued in the Merger, when issued and delivered, will be duly authorized, validly issued, fully paid, and nonassessable.

                 (b) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Tyler.

                 (c) Except as described in Section 3.7 of the Tyler Disclosure Schedule and in the Tyler Financial Statements (as hereinafter defined), there is no outstanding subscription, contract, convertible or exchangeable security, option, warrant, call, or other right obligating Tyler or any Tyler Subsidiary to issue, sell, exchange, or otherwise dispose of, or to purchase, redeem, or otherwise acquire shares of, or securities convertible into or exchangeable for, capital stock of Tyler.

         3.8 Commission Filings; Financial Statements. Section 3.8 of the Tyler Disclosure Schedule lists all reports, registration statements and other filings, together with any amendments required to be made with respect thereto, that Tyler has filed with the Securities and Exchange Commission (the "Commission")under the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act since October 1, 1995. All reports, registration statements and other filings filed by Tyler with the Commission since October 1, 1995 through the date of this Agreement, together with any amendments thereto, are sometimes collectively referred to as the "Tyler Commission Filings." Tyler has heretofore provided the Company and the Shareholders true, correct and complete copies of the Tyler Commission Filings. As of the respective dates of their filing with the Commission, the Tyler Commission Filings complied in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          Each of the consolidated financial statements (including any related notes or schedules) included in or incorporated by reference into the Tyler Commission Filings ("Tyler Financial Statements") was, and each of the consolidated financial statements to be included in the Proxy Statement (as defined in Section 6.2) (except for those financial statements of the Company furnished by or on behalf of the Company or the Shareholder to Tyler specifically for use therein) will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be noted therein or in the notes or schedules thereto), and fairly present or will fairly present, as the case may be, the consolidated financial position of Tyler and its consolidated subsidiaries as of the dates thereof and the results of operations, cash flows and changes in stockholders' equity for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments). Since December 31, 1996, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Tyler and the books and records of Tyler and the Tyler Subsidiaries have been and are being maintained in accordance with all applicable legal and accounting requirements and good business practice, reflect only valid transactions, are complete and correct in all material respects, and accurately reflect in all material respects the basis for the consolidated financial position and consolidated results of operations and cash flows of Tyler and its consolidated subsidiaries set forth in the Tyler Financial Statements.

         3.9 Absence of Certain Changes. Since June 30, 1997, Tyler has not (except as contemplated by this Agreement or as may result from the transactions contemplated by this Agreement or as described in the Tyler Disclosure Schedule):

                 (a) suffered any change in its business, results of operations, working capital, assets, liabilities, or financial condition or the manner of conducting its business other than changes that, individually or in the aggregate, have not had a material adverse effect on the businesses, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole;

                 (b) entered into any material commitment or transaction other than in the ordinary course of business;

                 (c) written up, written down, or written off the book value of any material amount of assets;

                 (d) declared, paid, or set aside for payment any dividend or distribution with respect to the capital stock of Tyler; or

                 (e) redeemed, purchased, or otherwise acquired, or sold, granted or otherwise disposed of, directly or indirectly, any of the capital stock or securities of Tyler or any rights to acquire such capital stock or securities, other than normal or periodic purchases, sales and grants under provisions of existing employee benefit plans and programs of Tyler.

         3.10 No Material Undisclosed Liabilities. To the knowledge of Tyler, there is no liability or obligation of Tyler and the Tyler Subsidiaries of any nature, whether absolute, accrued, contingent, or otherwise, other than:

                 (a) the liabilities and obligations that are fully reflected, accrued, or reserved against in the unaudited consolidated balance sheet of Tyler and its consolidated subsidiaries as of

June 30, 1997, for which the reserves are appropriate and reasonable, or incurred in the ordinary course of business and consistent with past practices since June 30, 1997;

                 (b) the loss contingencies set forth in Section 3.10 of the Tyler Disclosure Schedule;

                 (c) contractual liabilities or obligations of a nature not required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles; and

                 (d) other liabilities and loss contingencies which are not material in the aggregate to the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.11    Litigation and Government Claims. Except as described in
Section 3.11 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is a party to, and the business or assets of Tyler and the Tyler Subsidiaries are not the subject of, any pending or, to the knowledge of Tyler, threatened suit, claim, action, or litigation with any party, or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry, in which the amount involved and not covered by insurance exceeds $250,000. In the opinion of Tyler and its management, none of such pending or threatened matters would, severally or in the aggregate, have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.12    No Violation of Any Instrument. Except as disclosed in Section
3.12 of the Tyler Disclosure Schedule, neither Tyler nor any Tyler Subsidiary is in violation of or default under nor, to the knowledge of Tyler, has any event occurred that, with the lapse of time or the giving of notice or both, would constitute a violation of or default under, or permit the termination or the acceleration of maturity of, or result in the imposition of a lien, claim, or encumbrance upon any property or asset of Tyler or any Tyler Subsidiary pursuant to the articles or certificate of incorporation or bylaws of Tyler or any Tyler Subsidiary or any note, bond, indenture, mortgage, deed of trust, evidence of indebtedness, loan or lease agreement, or other agreement or instrument or any judgment, order, injunction, or decree to which it is a party, by which it is bound, or to which any of its assets is subject, which would have a material adverse effect on the business, operations, assets or financial condition of Tyler and the Tyler Subsidiaries, taken as a whole.

         3.13 Certain Fees. Neither Tyler nor any officer, director, or employee of Tyler has employed any broker or finder or incurred any liability for any brokerage fees, commissions, or finders' fees in connection with the transactions contemplated hereby.

         3.14 No Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

         3.15 Accuracy of Information Furnished. No representation or warranty by Tyler or Sub in this Agreement (including the Tyler Disclosure Schedule) or any other agreement or document executed or to be executed by Tyler or Sub in connection herewith contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not false or misleading.



                                   ARTICLE 4
           JOINT COVENANTS OF THE COMPANY, THE SHAREHOLDERS AND TYLER

         4.1     Access; Confidentiality.

                 (a) During the period pending the Closing Date, the Company shall afford to Tyler and its officers, employees, accountants, counsel, and other authorized representatives, full access to and the right to review and make copies of the Company's assets, properties, books, contracts, commitments, and records, view their physical properties, and communicate with the key employees of the Company on a basis reasonably satisfactory to the Company, and will furnish and cause representatives to furnish promptly to Tyler such additional financial and operating data and other documents and information (certified if requested and reasonably susceptible to certification) relating to the Company's businesses and properties as Tyler or its duly authorized representatives may from time to time reasonably request.

                 (b) During the period pending the Closing Date, Tyler shall afford to the Company and the Shareholders and their accountants, counsel and other authorized representatives the same rights of access to and inspection of the books, records, properties, contracts and personnel of Tyler as those afforded to Tyler and its representatives in Section 4.1(a) above.

                 (c) Notwithstanding any such investigation by Tyler, the Company, or the Shareholders, or any information obtained pursuant thereto, it or he shall be entitled to rely in full upon the accuracy of the representations and warranties of the other party or parties contained in this Agreement and upon its or his representations at Closing as to compliance with or performance of any covenants made by it or him in this Agreement. Tyler, the Company, or the Shareholders shall have no obligation to investigate any such matters and, if any such matters are investigated, shall have no obligation to the other party or parties with respect to information obtained thereby except as provided in Section 12.1 of this Agreement.

                 (d) The rights and obligations of the Shareholders, the Company and Tyler pursuant to the Confidentiality Agreement (the
"Confidentiality Agreement") dated September 17, 1997 by and among the Shareholders, the Company and Tyler will survive the execution and delivery of this Agreement, and all information obtained by the Shareholders, the Company and

Tyler or any of their respective Representatives (as defined in the Confidentiality Agreement) pursuant hereto shall be deemed "Information" as that term is defined in the Confidentiality Agreement, and shall be subject to the provisions of the Confidentiality Agreement, except to the extent that Tyler is advised by counsel that disclosure of any such Information, including the existence of the Confidentiality Agreement, is required by law in connection with the Merger.

         4.2 Notice of any Material Change. Each of the Company and Tyler shall, promptly after the first notice or occurrence or failure to occur thereof but not later than the Closing Date, supplement or amend its Disclosure Schedule to disclose the occurrence of any event or the existence of any state of facts that would:

                 (a) make any of its representations and warranties in this Agreement untrue in any material respect or constitute a material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;

                  (b) make it necessary to amend the Proxy Statement in order to render the statements therein not misleading or to comply with applicable law; or

                 (c) otherwise constitute a material adverse change in the respective businesses, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole, or the Company. Subject to the provisions of
Section 12.1 of this Agreement, no supplement or amendment to any Disclosure Schedule shall have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

         4.3 Monthly Financial Statements. During the period pending the Closing Date, each of Tyler and the Company shall furnish to the other its unaudited consolidated balance sheet and related statements of operations, stockholders' equity, and cash flows and any supporting schedules for the accounting periods ending on or about the last day of each such month, promptly after they are available, but not later than 30 days after the close of such accounting period.

         4.4 Antitrust Notification. Within 10 days after the date hereof, Tyler and the Company shall each file with the Federal Trade Commission ("FTC") and the Antitrust Division of the U.S. Department of Justice ("DOJ") any Notification and Report Form required to be filed pursuant to the HSR Act, and shall timely supply any supplemental information that may be reasonably requested by the FTC or DOJ in connection therewith. The Company and Tyler shall furnish to each other such necessary information and reasonable assistance as the other party may request in connection with the preparation of its respective necessary submissions under the HSR Act. The Company and Tyler shall furnish to each other copies of all correspondence, filings, or communications (or memoranda setting forth the substance thereof), between them or their representatives and the FTC or DOJ.

         4.5     Tax Matters.

                 (a) Each Shareholder and the Company shall prepare and timely file all tax returns and amendments thereto required to be filed by the Company on or before the Closing Date. Tyler shall have a reasonable opportunity to review all such tax returns of the Company and amendments thereto.

                 (b) Tyler or the Surviving Corporation, as appropriate, shall prepare and file all tax returns of the Company that are due to be filed after the Closing Date and relate to tax periods of the Company ending on or before the Closing Date and shall pay all income taxes shown on such returns as due and owing. The Shareholders shall reimburse Tyler for taxes of the Company with respect to such periods within fifteen (15) days after payment by Tyler or the Company of such taxes to the extent such taxes are not reflected in the reserve for tax liability (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) shown on the face of the Company Balance Sheet at Closing.

                 (c) Each Shareholder covenants and agrees that he will be fully responsible for, and indemnifies and holds harmless Tyler and the Company from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Company, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of Tyler or the Company incurred as an incident thereto, relating to tax periods of the Company ending on or before the Closing Date. Tyler agrees that each Shareholder shall have the sole right to contest, resolve and defend, at his cost, against any assessment for additional income taxes, notice of income tax deficiency or other adjustment of income taxes of the Company made or proposed by any taxing authority for such periods. Each Shareholder shall be entitled to retain such tax representatives, subject to the consent of Tyler (which shall not be unreasonably withheld), as he selects to represent him in resolving any such income tax controversies or disputes for tax periods ending on or before the Closing Date, and Tyler or the Company, as appropriate, shall execute and deliver powers of attorney, limited to such tax periods, in favor of each Shareholder or his tax representatives as necessary to effectuate the provisions of this Section 4.5.

                 (d) Subject to Closing, and specifically reserving any rights or remedies Tyler or the Surviving Corporation may have for breach of the representations and warranties of Shareholders contained in Article 2 of this Agreement, Tyler covenants and agrees that either it or the Surviving Corporation, as appropriate, will be fully responsible for, and Tyler indemnifies and holds harmless each Shareholder from and against, any and all claims, demands, losses, obligations and liabilities for income taxes of the Surviving Corporation, any penalties and interest with respect thereto, and any costs and expenses (including reasonable attorneys' and accountants' fees) of each Shareholder incurred as an incident thereto, relating to tax periods of the Surviving Corporation ending after the Closing Date; such responsibility of and indemnity by Tyler shall include the amounts of any and all tax consequences or liabilities attributable to any election by Tyler or the Surviving Corporation after the Closing to change the tax accounting methods utilized by the

Company applicable to tax periods ending after the Closing Date. Each Shareholder agrees that Tyler or the Surviving Corporation, as appropriate, shall have the sole right to contest, resolve and defend, at its cost, against any assessment for additional income taxes, notice of income tax deficiency or other adjustments of income taxes of the Surviving Corporation made or proposed by any taxing authority for tax periods ending after the Closing Date.

                 (e) All parties hereto agree if requested to reasonably cooperate with one another and assist in the settlement, compromise, defense or other disposition of any assessments for additional taxes, notices of deficiency, proposed adjustments or other income tax disputes or controversies by or with taxing authorities relating to the Company. Tyler or the Surviving Corporation, as appropriate, will provide to each Shareholder or his tax representatives prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company for any tax periods ended on or before the Closing Date. Each Shareholder or his tax representatives will provide to Tyler prompt written notification and copies of any communications from or to any taxing authority received or made by either of them relating to income tax liabilities of the Company. Subsequent to any such notice, Tyler and each Shareholder shall keep the other fully advised of the status and developments with respect to such proposed or asserted income tax liability, and of the terms of any settlement or other final resolution thereof. Failure by any party to notify any other party, as provided herein, shall not relieve the party otherwise entitled to such notice from its obligations contained in this
Section 4.5 of this Agreement; provided, however, that the party entitled to such notice may pursue other remedies available to it at law or in equity for breach, if any, of the covenant to notify contained herein.

                 (f) No Shareholder shall, in any capacity, agree to any audit adjustments by a taxing authority, or settle, compromise or otherwise agree to a resolution of any dispute or controversy, with respect to the income tax liability of the Company if the effect of the adjustment or the terms of the settlement increases the income tax liabilities (including loss of carry forwards) of the Company:

                               (i)         for the taxable period commencing on
November 1, 1996 and ending on the Closing Date to an amount that, when added to the income taxes paid for such period by Tyler or the Company in accordance with Section 4.5(b) above (excluding the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company applicable to tax periods ending on or after November 1, 1996) exceeds the tax liability (excluding deferred taxes) accrued on the books and records of the Company for the period commencing November 1, 1996 and ending on the Closing Date; or

                              (ii)         for taxable periods commencing after
the Closing Date (but including the amount of any such income tax liability attributable to any election by Tyler or the Company after the Closing to change tax accounting methods utilized by the Company applicable to tax periods ending on or after November 1, 1996), unless the Shareholder or his tax representatives shall have in advance thereof consulted with Tyler and shall have agreed on mutually acceptable terms to pay to Tyler or the Surviving Corporation, as appropriate, the additional income taxes (subject to the limitation set forth in Subsection (i) above) that would be owed by Tyler or the Company for all periods subsequent to October 31, 1996 as a result of such settlement. In any event, each Shareholder shall pay to Tyler or the Surviving Corporation, as appropriate, the amount of any increase in income tax liabilities (including loss of carry forwards) of the Company for all tax periods ending on or after the Closing Date (subject to the limitation set forth in subsection (i) above) that results from a final administrative or judicial determination adjusting the income tax liabilities of the Company for any period ending on or before the Closing Date, and such payment or payments shall be made at the time Tyler or the Surviving Corporation files an income tax return with a taxing authority covering a tax period that is affected by such increase in income tax liability.

                 (g) Each Shareholder agrees that, all proceeds received from any refund of taxes arising out of any carry back to prior tax periods of any net operating loss of the Company for tax periods ending on or after the Closing Date, including any benefits derived from such carry backs to otherwise reduce an income tax liability for such prior periods, shall belong to Tyler or the Company. At the request of Tyler or the Company and at their expense, each Shareholder shall promptly file any and all necessary documents or prosecute all other necessary proceedings to claim and recover such refunds.

                 (h) At the request of any Shareholder, Tyler or the Company, as appropriate, shall submit for filing with the Internal Revenue Service a Request for Prompt Assessment of Income Taxes pursuant to Section 6501(d) of the Internal Revenue Code for all open tax periods through the Closing Date for which a federal income tax return or returns or amended return or returns have been filed by the Company.

                 (i)      From and after the Closing Date, no Shareholder will
(a) extend the statute of limitations; (b) make or change any elections affecting the Company; (c) change a method of accounting, in each instance with respect to tax liabilities of the Company relating to periods ending on or prior to the Closing Date, without the prior written consent of Tyler (which consent shall not be unreasonably withheld).

                 (j) To the extent the provisions of this Section 4.5 and the provisions of Article 11 of this Agreement are inconsistent or conflict, the provisions of this Section 4.5 shall be determinative of the rights and obligations of the parties hereto.

                 (k) All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date and, after the Closing Date and the Company shall not be bound thereby or have any liability thereunder.

         4.6 Cooperation Pending Closing. Each of the parties hereto shall use its reasonable best efforts to:

                 (a) proceed promptly to make or give the necessary applications, notices, requests, and filings in an effort to obtain at the earliest practicable date and, in any event, before the Closing Date, the approvals, authorizations, and consents of third parties necessary to consummate the transactions contemplated by this Agreement;

                 (b) cooperate with and keep the other informed in connection with this Agreement; and

                 (c) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use its reasonable best efforts and diligently attempt to satisfy, to the extent within its control, all conditions precedent to the obligations to close this Agreement.

                                   ARTICLE 5
                 COVENANTS OF THE COMPANY AND THE SHAREHOLDERS

         5.1 Conduct of Business Prior to Closing Date. During the period pending the Closing Date (or other indicated date), the Company and the Shareholders.

                 (a) shall use its reasonable best efforts to conduct the operations of the Company in the ordinary and usual course of business consistent with past and current practices, and to maintain marketing organizations intact and to preserve the goodwill of their employees, representatives, suppliers, and customers;

                 (b) shall confer upon request of Tyler with one or more representatives of Tyler to report material operational matters and the general status of ongoing operations;

                 (c) shall notify Tyler of any emergency or other change in the normal course of the Company's businesses and of any governmental complaints, investigations, or hearings that are pending (or that the same may be contemplated) if such emergency, complaint, investigation, or hearing would be material to the Company's businesses or properties;

                 (d) shall take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit their representations and warranties contained in this Agreement to be untrue in any material respect on the Closing Date; and

                 (e) except as may be permitted or required by this Agreement, shall not directly or indirectly do any of the following: (i) issue, sell, pledge, dispose of or encumber, (A) any capital stock of the Company or (B) other than in the ordinary course of business and consistent with past practice, any assets of the Company; (ii) amend or propose to amend the respective charters or bylaws of the Company; (iii) split, combine or reclassify any outstanding capital stock, or, except as provided in Section
5.6 hereof, declare, set aside or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to its capital stock whether now or hereafter outstanding; (iv) redeem, purchase or acquire or offer to acquire any of the Company's capital stock; or (v) enter into any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e).

         5.2 Employment Agreement. At or before the Closing each of the Shareholders and the Company shall execute and deliver an Employment and Noncompetition Agreement in substantially the form of Exhibit B hereto, with such changes therein prior to execution as may be mutually approved by Tyler and each Shareholder (the "Employment Agreements"), and providing for the employment of the Shareholders by the Surviving Corporation after the Closing, covenants by the Shareholders not to compete with the Surviving Corporation, and compensation, all as provided therein.

         5.3 Noncompetition Agreements. Each Shareholder agrees to use his best efforts to cause the key management and other employees of the Company identified by Tyler in Section 5.3 of the Tyler Disclosure Schedule (the "Employees") to execute and deliver employment, confidentiality and noncompetition agreements with the Company in a form acceptable to Tyler (the "Noncompetition Agreements").

         5.4 Agreement Not to Negotiate. Pending the Closing, and through the period ending December 31, 1997 if this Agreement is terminated without closing by the Company or the Shareholders the Company and the Shareholders shall not, either directly or indirectly through an agent, representative or other person, solicit or authorize any person to solicit, or initiate or encourage, directly or indirectly, any proposal for the acquisition of all or any material part of the capital stock, assets, or business of the Company, or for the merger, consolidation, or other combination of the Company with any other person or entity, or enter into any discussions or negotiations for any such proposal, or provide any person with information or assistance in furtherance of any such proposal, and shall promptly notify Tyler in writing of all proposals received with respect to such matters.

         5.5 Accuracy of Information Furnished. The information supplied by each Shareholder to Tyler in writing expressly for inclusion in any documents (including the Proxy Statement) filed with the Commission in connection with or as a result of the transactions contemplated hereby, will, at the respective times such documents are filed with the Commission, not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

         5.6 Regulation S-X Financial Statements. Not later than October 10, 1997, the Company shall cause to be prepared and shall deliver to Tyler audited balance sheets of the Company as of October 31, 1996, 1995 and 1994 and the related audited statements of operations, stockholder's equity, and cash flows for the years then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles and Regulation S-X ("Regulation S-X") promulgated by the Securities and Exchange Commission, reported upon without exception or qualification by Bland Garvey Taylor Eads & Medlock; and the unaudited balance sheet of the Company as of August 31, 1997, and the related unaudited statements of operations, stockholder's equity, and cash flows for the ten months then ended, with notes thereto, prepared in accordance with United States generally accepted accounting principles and Regulation S-X, reviewed by Bland Garvey Taylor Eads & Medlock.

         5.7 Termination of Shareholders Agreement. The Shareholders agree to cause that certain Shareholders Agreement among Glenn A. Smith, Brian B. Berry, Joane Cogan and the Company to be terminated at or before the Closing. The Shareholders hereby consent to, and waive any transfer restrictions under the Shareholders Agreement that would limit, the transfer of all the outstanding capital stock of the Company to Tyler pursuant to the Merger.


                                   ARTICLE 6
                               COVENANTS OF TYLER

         Tyler covenants and agrees with the Company and the Shareholders as follows:

         6.1 Conduct Prior to Closing Date. Pending the Closing, Tyler shall:

                 (a) confer upon request of the Shareholders with one or more representatives of the Shareholders to report material operational matters and the general status of ongoing operations of Tyler and the Tyler Subsidiaries; and

                 (b) take no action that, and shall not fail to use reasonable best efforts to take (without material cost) any action the failure to take which, would cause or permit its representations and warranties contained in this Agreement to be untrue in any material respect at the Closing.

         6.2 Proxy Statement. As promptly as practicable after the execution of this Agreement, Tyler shall prepare and file with the Commission a proxy statement (the "Proxy Statement") pursuant to the Exchange Act. Subject to the fiduciary obligations of the Board of Directors of Tyler under applicable law, the Proxy Statement shall contain the recommendation of the Board of Directors of Tyler that the stockholders of Tyler vote to approve the Merger and this Agreement. Except to the extent required by law (and in any such case only after three business days' prior notice to the Shareholders), Tyler shall not include in the Proxy Statement or otherwise make public the amount of compensation payable to any Shareholder.

         6.3 Meetings of Stockholders. Tyler shall promptly take all action reasonably necessary in accordance with the Delaware General Corporation Law, the rules of the NYSE and its articles of incorporation and bylaws to convene a meeting of its stockholders to consider and vote upon the adoption and approval of the Merger and this Agreement (the "Tyler Stockholders Meeting"). Subject to its fiduciary obligations under applicable law and in accordance with the provisions of this Agreement, the Board of Directors of Tyler (i) shall recommend at such meeting that the stockholders of Tyler vote to adopt and approve the Merger and this Agreement; (ii) shall use its reasonable efforts to solicit from stockholders of Tyler proxies in favor of such adoption and approval; and (iii) shall take all other action reasonably necessary to secure a vote of its stockholders in favor of the adoption and approval of the Merger and this Agreement.

         6.4 Stock Exchange Listing. Tyler shall use its reasonable best efforts to cause the shares of Tyler Common Stock to be issued upon consummation of the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

         6.5     Guaranties of Company Obligations.

                 (a) From and after the Closing, Tyler guarantees to each Shareholder, respectively, and his heirs, successors and assigns, the full and prompt payment by the Company of all amounts that become due and payable to them under or pursuant to the terms of any Employment Agreement, to be entered into between the Company and the Shareholder as provided in Section 5.2 of this Agreement, and the timely performance by the Company of all of the terms, conditions, covenants and agreements to be performed by the Company under or pursuant to the terms of said Employment Agreement.

                 (b) The obligation of Tyler to make any payments or render performance under this guaranty shall be coextensive with the obligation of the Company to make payment or render performance under any Employment Agreement, and Tyler shall be entitled to assert as a defense to or excuse for or delay in any payment or performance by it the same defenses or excuses for payment or performance as would be available to the Company. Subject to the foregoing, the guaranty by Tyler contained herein is absolute and unconditional.

                 (c) Tyler waives notice of acceptance of this agreement of guaranty, and waives diligence or presentment on the part of any Shareholder in the enforcement of any liability, obligation or duty guaranteed hereby.

                 (d) Tyler agrees that the validity of this agreement of guaranty shall not in any way be terminated, affected or impaired by reason of any waiver of or failure to enforce any of the rights or remedies of any Shareholder contained in any Employment Agreement, or by reason of any extension of time or other forbearance granted to the Company by any Shareholder.

                 (e) Tyler agrees that, at the option of any Shareholder, it may be joined in any action or proceedings commenced against the Company in connection with and based upon any provisions of the Employment Agreement, and that recovery may be had against Tyler in such action or proceedings, or in any independent action or proceedings against Tyler, without requirement that any Shareholder or his successors or assigns, first assert, prosecute, or exhaust any remedy or claim against the Company.

                 (f) In the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to the Company, no limitation on its liability under the Employment Agreement which may now or hereafter be imposed or permitted by any federal, state, or other statute, law regulation, or judicial or administrative determination applicable to such proceedings, shall in any way limit Tyler's obligations hereunder.

         6.6 Other Tyler Obligations. At the Closing, if not theretofore accomplished, Tyler will cause the Company to execute and deliver to the Shareholders the Employment Agreements, against execution and delivery by the Shareholders.

         6.7 Company Indemnification Obligations. (a) Tyler and Sub agree that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company (collectively, the "D&O Indemnified Parties") as provided in the Company's Articles of Incorporation, Bylaws, or other organizational documents as in effect as of the date hereof, shall survive the Merger and shall continue in full force and effect for six years after the Effective Time (without modification or amendment, except as required by applicable law), to the fullest extent permitted by law, and shall be enforceable by the D&O Indemnified Parties against the Surviving Corporation; provided that in any event Tyler and the Surviving Corporation shall pay and reimburse expenses in advance of the final disposition of any action or proceeding to each D&O Indemnified Party to the fullest extent permitted by law.

                 (b) The provisions of this Section 6.7 shall survive the consummation of the Merger and expressly are intended to benefit each of the D&O Indemnified Parties. Each of the D&O Indemnified Parties shall be entitled to enforce the covenants contained herein.

                 (c) If the Surviving Corporation, or any of its successors or assigns (i) reorganizes, amalgamates or consolidates with or merges into any other person and is not the esulting, continuing or surviving corporation or entity of such reorganization, amalgamation, consolidation or merger, or (ii) liquidates, dissolves or transfers all or substantially all of its properties and assets to any person or persons, then, and in such case, proper provision will be made so that the successors or assigns of the Surviving Corporation assume all of the obligations of the Surviving Corporation set forth in this Section 6.7.

         6.8 Agreements Regarding Stock Options. Tyler agrees to grant options, conditioned on the consummation of the transactions contemplated hereby and Tyler stockholder approval of any required increase in the number of shares of Tyler Common Stock which may be issued pursuant to the Tyler Stock Option Plan, to purchase an aggregate of 200,000 shares of Tyler Common Stock to employees of the Company designated by the Shareholders. The selection by the

Shareholders of such employees and the number of option shares to be granted to each shall be subject to the reasonable approval of Tyler. The exercise price of such options shall be the greater of (i) the average of the closing prices of the Tyler Common Stock for the five consecutive trading days beginning two trading days prior to public announcement by Tyler of the transactions contemplated by this Agreement or (ii) the reported closing price of the Tyler Common Stock on the New York Stock Exchange on the date of grant. The options shall have a term of 10 years from the date of grant and shall vest on each of the first five anniversary dates at the rate of 20% of the original number of option shares granted. The options shall be incentive stock options pursuant to the Tyler Stock Option Plan, as amended, shall contain such other terms as are customary for options granted under that plan, and shall be evidenced by option agreements incorporating all of such terms.

         6.9 Release of Shareholder Guaranties. At or prior to the Closing, Tyler shall obtain and provide to the Shareholders an absolute and unconditional release, executed by the holders of the indebtedness of the Company identified in Section 2.21 of the Company Disclosure Schedule as guaranteed by the Shareholders and by the surety companies that issued the performance bonds identified in such Section 2.21, from any liability with respect to such indebtedness or performance bonds whether as maker, endorser, surety, obligor, guarantor or otherwise, or shall provide to the Shareholders the agreement of Tyler to indemnify the Shareholders against any such liability, which indemnification agreement shall be reasonably acceptable to the Shareholders.

                                   ARTICLE 7
               JOINT CONDITIONS PRECEDENT TO CLOSING OBLIGATIONS

         Except as may be waived by both Tyler and the Shareholders, the obligations of the Company, the Shareholders, Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         7.1 HSR Act. All filings required under the HSR Act shall have been made, and all waiting periods, including any extension thereof, that may be applicable to the transactions contemplated by this Agreement under the provisions of the HSR Act shall have expired or been waived or otherwise terminated.

         7.2 Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin, or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment, or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains, or prohibits the same or, in the reasonable judgment of Tyler, otherwise would materially interfere with the operation of the assets and business of Tyler and the Tyler Subsidiaries or the Company after the Closing Date.

                                   ARTICLE 8
                      CONDITIONS PRECEDENT TO OBLIGATIONS
                      OF THE COMPANY AND THE SHAREHOLDERS

         Except as may be waived by the Company and the Shareholders, the obligations of the Company and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         8.1 Compliance. Tyler shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by Tyler on or before the Closing Date.

         8.2 Representations and Warranties. All of the representations and warranties made by Tyler in this Agreement, the Tyler Disclosure Schedule (prior to supplementation or amendment thereto pursuant to Section 4.2 of this Agreement), the Employment Agreements, and in all certificates and other agreements delivered by Tyler to the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         8.3 Opinion. The Company and the Shareholders shall have received an opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), counsel for Tyler, dated the Closing Date, in form and substance reasonably satisfactory to the Company, the Shareholders and their counsel, relating to the matters set forth in the following Sections of this Agreement:

                 3.1;

                 3.4; and

                 3.5 (except the opinion as to enforceability may exclude the Employment Agreements and the Noncompetition Agreements).

         8.4 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations or condition (financial or otherwise) of Tyler and the Tyler Subsidiaries, taken as a whole.

         8.5 Financing. On or before thirty days after the date hereof Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

         8.6 Certificates. The Company and the Shareholders shall have received a certificate or certificates, executed on behalf of Tyler by the President or any Vice President of Tyler, to the effect that the conditions contained in Sections 7.1 and 7.2 hereof with respect to matters therein relating to Tyler, and in Sections 8.1, 8.2, and 8.4 hereof, have been satisfied.

                                   ARTICLE 9
                  CONDITIONS PRECEDENT TO OBLIGATIONS OF TYLER

         Except as may be waived by Tyler, the obligations of Tyler and Sub to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         9.1 Compliance. The Company and each Shareholder shall have, or shall have caused to be, satisfied or complied with and performed in all material respects all terms, covenants, and conditions of this Agreement to be complied with or performed by any of them on or before the Closing Date.

         9.2 Representations and Warranties. All of the representations and warranties made by the Company and the Shareholders in this Agreement, the Company Disclosure Schedule (prior to any supplementation or amendment pursuant to Section 4.2 of this Agreement), and in all certificates and other documents delivered by the Company and the Shareholders pursuant hereto or in connection with the transactions contemplated hereby, shall have been true and correct in all material respects as of the date hereof, and shall be true and correct in all material respects at the Closing Date with the same force and effect as if such representations and warranties had been made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

         9.3 Securities Law Compliance. The issuance and delivery of shares of Tyler Common Stock in the Merger shall have been registered or qualified under the Securities Act and all applicable state securities laws or counsel for Tyler shall be satisfied that an exemption from such registration or qualification is available; no stop order suspending the effectiveness of any such registration or qualification shall be in effect; and no proceeding for such purpose shall be pending before any agency or authority having jurisdiction thereof.

         9.4 Opinions. Tyler shall have received the opinion of Andrews & Barth, counsel for the Company and the Shareholder, dated as of the Closing Date, in form and substance satisfactory to Tyler and its counsel, relating to the matters set forth in the following Sections of this Agreement:

                 2.1 ;

                 2.6; and

                 2.7 (except the opinion as to enforceability may exclude the Employment Agreements and the Noncompetition Agreements).

         9.5 No Material Adverse Change. There shall have occurred no material adverse change in the businesses, properties, assets, liabilities, results of operations, or condition (financial or otherwise), of the Company.

         9.6 Consents to Transaction. Tyler and the Company shall have received all consents or approvals, and made all applications, requests, notices, and filings with, any person, governmental authority, or governmental agency required to be obtained or made in connection with the consummation of the transactions contemplated by this Agreement, excluding actions required under the HSR Act (which are conditions precedent to closing under Section 7.1), but including the consents of the lenders and third parties set forth in the Company Disclosure Schedule and the Tyler Disclosure Schedule.

         9.7 Financing. On or before thirty days after the date hereof, Tyler shall have obtained financing for the transactions contemplated hereby acceptable to Tyler.

         9.8 Noncompetition Agreements. Each of the Employees shall have duly entered into Noncompetition Agreements with the Company acceptable to Tyler.

         9.9 Business Resources Corporation. Tyler or a subsidiary of Tyler shall have acquired all or substantially all of the outstanding capital stock or assets of Business Resources Corporation ("BRC") pursuant to that certain Agreement and Plan of Merger dated of even date herewith among Tyler, T1 Acquisition Corporation, BRC, and William D. Oates (the "BRC Merger Agreement").

         9.10 Stockholder Approval. The stockholders of Tyler shall have approved the Merger and this Agreement.

         9.11 Certificates. Tyler shall have received a certificate or certificates, executed on behalf of the Company by the President of the Company, and by each Shareholder in his individual capacity, to the effect that the conditions in Sections 7.1 and 7.2 hereof with respect to matters therein relating to the Company, and Sections 9.1, 9.2, and 9.5 hereof, have been satisfied.

                                   ARTICLE 10
                   SECURITIES LAW REGISTRATION AND COMPLIANCE


         10.1 Securities Law Compliance; Restrictions on Shares. Each Shareholder and each other holder of Stock Options or Company Common Stock acknowledges receipt of the Tyler Commission Filing, this Agreement and the Tyler Disclosure Schedule and the opportunity to ask questions of and receive answers from representatives of the management of Tyler concerning the terms and conditions of the transactions contemplated hereby and to obtain all additional information that Tyler possesses or could acquire without unreasonable expense that is necessary to verify the accuracy of information furnished to him, and acknowledges and agrees:

                 (a) The shares of Tyler Common Stock to be received by him as a result of the Merger have not been registered under the Securities Act or any applicable state securities law;

                 (b) He is acquiring the shares so to be received in the Merger for his own account and not with a view to the distribution or resale thereof and will not sell, pledge, hypothecate, or otherwise transfer the shares unless they are registered under the Securities Act and applicable state securities laws unless, prior thereto, he shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration is available therefor;

                 (c) Except as otherwise provided in this Agreement, Tyler has no obligation to register any sales or transfers of the shares so received by him;

                 (d) During the year after the Merger, he will not be able to sell, transfer, or otherwise dispose of the shares so received unless, prior thereto, the Shareholder shall have delivered to Tyler an opinion, in form and substance reasonably satisfactory to Tyler, of counsel experienced and competent in federal securities laws and acceptable to Tyler, to the effect that an exemption from registration under the Securities Act and applicable state securities laws is at the time available (unless registered as elsewhere provided in this Agreement), and thereafter any sales, transfers, or other dispositions may be limited by the provisions of Rule 144 under the Securities Act (or by other rules then in effect);

                 (e) In view of the foregoing, he understands that he is at economic risk with respect to his investment in the shares so received in the Merger;

                 (f) Tyler may place an appropriate legend on the certificate representing the shares so to be received restricting their transfer, and stop-transfer instructions will be given to the transfer agent for the Tyler Common Stock with respect to such certificates; and

                 (g) To provide such information as may be requested by Tyler in order for Tyler to determine if he is an accredited purchaser under Regulation D of the Commission or otherwise can be qualified as a purchaser under Rule 506 of such Regulation D.

         10.2 Piggyback Registration. If within one year after the Closing Date Tyler proposes (whether or not for its own account) to register any of its securities under the Securities Act for sale in a firm commitment underwritten public offering, Tyler shall give written notice to the Shareholders of its intention to effect such a registration not later than 15 days prior to the anticipated date of filing with the Commission of a registration statement, which notice shall offer each Shareholder the opportunity to include in such registration statement any of the shares of Tyler Common Stock received in the Merger and held by such Shareholder ("Shares") that such Shareholder may request (a "Piggyback Registration"). Tyler's obligation under this Section
10.2 shall be limited to registrations as to which a registration statement is to be filed on or before one year after the date hereof. Subject to the provisions of this Agreement, Tyler will use its reasonable efforts to cause all the Shares for which the Shareholders have requested registration to be registered under the Securities Act to the extent required to permit the sale by the Shareholders of such Shares; provided, that if the registration relates to an underwritten public offering and the managing underwriter or underwriters believe that the inclusion of all shares requested to be included in the proposed registration would adversely affect the marketing of such shares, Tyler may first include in such registration all securities Tyler proposes to sell, and the Shareholders shall accept a reduction (including a total elimination) in the number of shares to be included in such registration, pro rata with the other holders of Tyler Common Stock making requests for registration, on the basis of the number of shares of Tyler Common Stock so requested to be included by the Shareholders and the other selling shareholders. Nothing in this section shall limit Tyler's ability to withdraw a registration statement it has filed either before or after effectiveness.

         10.3    Registration Procedures.

         (a) In connection with any registration hereunder, each Shareholder will furnish promptly to Tyler in writing such information (together with such supplements as may be necessary from time to time) with respect to itself and the proposed distribution by it as shall be reasonably necessary in order to ensure compliance with federal and applicable state securities laws. Such information shall not, at the time the registration statement is filed or becomes effective, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading.

         (b) In any registration relating to an underwritten public offering of Tyler Common Stock or other securities of Tyler entitled generally to vote in the election of directors (or any securities convertible into or exchangeable for or exercisable for the purchase of securities so entitled generally to vote in the election of directors) (collectively, the "Voting Securities"), whether or not a Shareholder is participating in such registered underwritten public offering, at the request of the managing underwriter or underwriters, each Shareholder will agree not to effect any sale or distribution, including any sale pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act of any Shares, and not to effect any such sale or distribution of any other Tyler Common Stock or Voting Securities (in each case, other than as part of such registration) for such period of time as reasonably required by such managing underwriter or underwriters ("Lockup Period"), but in no event shall the Shareholder be required to agree to a Lockup Period longer than the Lockup Period to which any other selling shareholder is subject.

         10.4 Expenses. In connection with any proposed registration of securities by Tyler, whether or not effected or consummated, Tyler, each Shareholder, and any other selling shareholders shall each pay their pro rata share of Tyler's out of pocket expenses incurred in connection with a proposed registration under Section 10.2 in which Tyler is not selling any securities for its own account, including, without limitation, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Tyler. Each Shareholder shall pay all of his expenses, including his attorney's fees, and including the underwriting discount, selling commissions and all expenses of the underwriters relating to his Shares incurred in connection with each registration pursuant to Section 10.2.

         10.5    Indemnification.

                 (a) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2, Tyler shall indemnify and hold harmless each Shareholder and each underwriter of Shares thereunder and each person who controls the Shareholder or underwriter within the meaning of the Securities Act and the Exchange Act against any losses, claims, damages or liabilities (including reasonable attorneys' fees), joint or several, to which the Shareholder or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Shareholder, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Tyler will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Shareholder, underwriter or controlling person for use in such registration statement or prospectus; provided, further, that Tyler will not be liable hereunder to any underwriter or any person who controls any underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

                 (b) In the event of a registration of any of the Shares under the Securities Act pursuant to Section 10.2, the Shareholder shall indemnify and hold harmless Tyler and each person who controls Tyler within the meaning of the Securities Act and the Exchange Act, each officer of Tyler who signs the registration statement, each director of Tyler, each underwriter and each person who controls any underwriter within the meaning of the Securities Act and the Exchange Act against all losses, claims, damages or liabilities, joint or several, to which Tyler or such officer or director or underwriter or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to Section 10.2, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein not misleading, and will reimburse Tyler and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Shareholder will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission relating to the Shareholder made in reliance upon and in conformity with information pertaining to the Shareholder, as such, furnished in writing to Tyler by the Shareholder for use in such registration statement or prospectus ("Shareholder Information"); provided, further, that the Shareholder will not be liable hereunder to any underwriter or any person who controls an underwriter within the meaning of the Securities Act and the Exchange Act for any loss, claim, damage or liability that arises out of, or is based upon, any untrue statement or alleged untrue statement or any omission or alleged omission in any Shareholder Information contained in any preliminary prospectus that was corrected by any subsequent prospectus, and the underwriter was required to deliver but failed to deliver such prospectus as required by the Securities Act.

                 (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this
Section 10.5. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 10.5 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that (i) if the indemnifying party has failed to assume the defense and employ counsel or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it that are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                 (d)      If the indemnification provided for in this Section
10.5 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities or actions in respect thereof, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as is appropriate to reflect the relative fault of Tyler, on the one hand, and the Shareholder, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any required notice. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Tyler, on the one hand, or the Shareholder, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Tyler and the Shareholder agree that it would not be just and equitable if contribution pursuant to this Section 10.5(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10.5(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions in respect thereof referred to above in this Section 10.5(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         10.6 No Transferability of Registration Rights. Except with the prior written consent of Tyler, the Shareholders' registration rights under
Section 10.2 shall not inure to the benefit of any person to whom any Shares are transferred, other than a spouse or descendant of a Shareholder ("Relative"), a trust solely for the benefit of a Shareholder or Relative, or a partnership all of the equity interests in which are directly or indirectly owned by a Shareholder or Relative.


                                   ARTICLE 11
                          INDEMNIFICATION AND REMEDIES

         11.1 Indemnification by the Shareholders Based on Agreement. Each Shareholder agrees jointly and severally to indemnify and hold harmless Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation), from and against any and all claims, losses, obligations, damages, demands, and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by Tyler or the Surviving Corporation as a result of such event, and (ii) the net amount of any insurance proceeds received by Tyler or the Surviving Corporation as a result of such event), including, without limitation, costs and expenses of litigation (including reasonable attorneys' and accountants' fees) (collectively, "Tyler Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by the Shareholders of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto, but excluding from this covenant to indemnify any claims or liabilities separately covered by Section 10.5 hereof or any Customer Claims (hereinafter defined) to the extent and only while covered by the provisions of Section 11.3 hereof.

         11.2 Indemnification by Tyler Based on Agreement. Tyler (and if the transactions contemplated hereby are consummated, the Surviving Corporation) agrees to indemnify and hold harmless the Shareholders from and against any and all claims, losses, expenses, obligations, demands and liabilities (after giving effect to and reducing the same by (i) any net tax benefits realized by the Shareholders as a result of such event, and (ii) the net amount of any insurance proceeds received by the Shareholders as a result of such event), including, without limitation, costs and expenses of litigation and including reasonable attorneys' and accountants' fees (collectively, "Shareholder Indemnified Losses"), based on, relating to, or arising out of, or any allegation by any third party of, any facts or circumstances that would constitute a breach by Tyler of any representation, warranty, or covenant contained herein or in any agreement executed pursuant hereto, but excluding from this covenant to indemnify any claims or liabilities separately covered by the provisions of Section 10.5 hereof.

         11.3 Customer Claims. If any claim, demand, or cause of action of the type referred to in Section 11.1 is asserted by a customer of the Company ("Customer Claim"), the following provisions shall be applicable until such time as the Customer Claim results in a filed and pending lawsuit or other judicial proceeding (at which time the provisions of Section 11.1 shall be applicable):

                 (a) Tyler or the Surviving Corporation shall promptly notify the Shareholders in writing that a Customer Claim has been made, describing the nature of the Customer Claim to the extent then known.

                 (b) After receipt of Tyler's or the Surviving Corporation's written notice, the parties hereto will fully cooperate with each other to investigate the Customer Claim and determine whether the parties can agree that the Customer Claim is an obligation or liability for which the Shareholders are responsible. The investigation shall be conducted expeditiously and with all reasonable due diligence, considering the circumstances surrounding the Customer Claim.

                 (c) If, after an investigation, Tyler or the Surviving Corporation and the Shareholders agree in writing that the Customer Claim is an obligation or liability for which the Shareholders are responsible, the Shareholders and Tyler or the Surviving Corporation agree to use their reasonable best efforts to reach an agreement with the customer as to the terms and conditions of settlement, compromise or satisfaction of the Customer Claim, including, but not limited to, the amount that the Shareholders shall pay to the customer for the damages, losses, costs or expenses incurred by it.

                 (d) If the provisions of this Section 11.3 are applicable, Tyler or the Surviving Corporation shall conduct all communications and settlement negotiations with the customer and shall convey to the customer any offers of settlement or compromise by the Shareholders. Any amounts that the Shareholders agree so to pay in settlement of the Customer Claim shall be paid by them to Tyler or the Surviving Corporation, as the case may be, in trust for payment over to the customer. If Tyler or the Surviving Corporation agrees to pay the customer an amount in excess of that offered for settlement purposes by the Shareholders, the excess shall be paid by Tyler or the Surviving Corporation, as the case may be, without any right to indemnification therefor from the Shareholders. If the amounts so paid and entrusted to Tyler or the Surviving Corporation are paid over to the customer, the payment over shall be deemed to be a release by Tyler or the Surviving Corporation of any further claim with respect to that Customer Claim against the Shareholders and Tyler and the Surviving Corporation shall indemnify and hold harmless the Shareholders from any further liability with respect thereto.

                 (e) In the absence of an agreement among the parties as to the settlement of any Customer Claim not involving litigation, Tyler or the Surviving Corporation may take such action with respect to the Customer Claim as Tyler in its sole judgment may deem necessary or advisable under the circumstances to settle, compromise or satisfy the Customer Claims provided; however, neither Tyler nor the Surviving Corporation shall in any such event be considered to have waived its right to pursue a judicial action to determine its right against the Shareholders.

                 (f) An indemnified party shall give notice to the indemnifying party or parties within 15 business days after actual receipt of service or summons to appear in any action begun in respect of which indemnity may be sought hereunder, or actual notice of assertion of a claim with respect to which it seeks indemnification. Except as provided in Section 4.5, failure so to notify the indemnifying party or parties shall cause the indemnified party to lose its right to indemnification under this Article 11, but failure so to notify the indemnifying party or parties shall not relieve the indemnifying party or parties from any liability that they may have other than on account of this Article 11. The indemnifying party or parties may participate at their own expense and with their counsel in the defense of such action.

                 Except as otherwise provided in Section 11.3(d), if the indemnifying party or parties so elect within a reasonable time after receipt of such notice they may assume the defense of such action with counsel chosen by the indemnifying party or parties and approved by the indemnified party in such action, unless the indemnified party reasonably objects to such assumption on the ground that its counsel has advised it that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party or parties and counsel for the indemnifying party concurs in such advice, in which case the indemnified party shall have the right to employ counsel approved by the indemnifying party or parties. If the indemnifying party or parties assume the defense of such action, the indemnifying party or parties shall not be liable for fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for the indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances unless, in the reasonable opinion of such counsel, there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties.

         11.4 Claims Limitations. Notwithstanding anything otherwise contained in this Agreement, no party hereto shall assert any single claim or claims against any other party hereto, unless the single claim (after giving effect to and reducing the same by (i) any net tax benefits realized by the indemnified party as a result of such event, and (ii) the net amount of any insurance proceeds received by the indemnified party as a result of such event) exceeds the sum of $18,750, and the sum of all such single claims in the aggregate exceeds $150,000; provided, that claims made by Tyler or the Surviving Corporation pursuant to Section 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations; and provided further, that claims made by the Shareholders pursuant to Section 3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement shall not be subject to the foregoing limitations.

         11.5 Maximum Liability. The maximum aggregate liability of the Shareholders to Tyler or the Surviving Corporation for all claims made by Tyler or the Company pursuant to this Agreement is $3,000,000; provided, that claims made by Tyler or the Surviving Corporation pursuant to Sections 2.9 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. The maximum aggregate liability of Tyler or the Surviving Corporation to the Shareholders for all claims made by the Shareholders pursuant to this Agreement is $3,000,000; provided, that claims made by the Shareholders pursuant to
Section 3.7 or 4.5 of this Agreement, or for breach of the Employment Agreement or the Confidentiality Agreement, shall not be subject to the foregoing limitation. Any claim based upon facts and circumstances that would, if true, constitute a breach of any representation, warranty or covenant contained in this Agreement shall be subject to the limitations contained herein, notwithstanding the fact that such claim is asserted by a cause of action or legal theory other than breach of contract. When calculating the amount of liability in a claim for damages for purposes of this Section 11.5 (whether such calculation is through agreement of the parties, litigation or otherwise) and the claim relates to the breach of a representation as to the income of the Company for any period or periods prior to the Closing Date, all of the parties hereto agree that, in determining the amount involved in the claim, the damages shall be actual damages incurred and proven and such actual damages shall not be computed by using a multiplier or capitalization rate.

         11.6 Equitable Remedies. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby.

         11.7 Remedies of the Surviving Corporation. After the Closing, the Surviving Corporation shall have the same rights and benefits under this Agreement as does Tyler with respect to the representations, warranties and covenants of the Shareholders contained herein, as fully as if such representations, warranties and covenants had been made to the Surviving Corporation in lieu or in place of Tyler or Sub. In any proceeding by the Surviving Corporation to assert or prosecute any claims under, or to otherwise enforce, this Agreement on behalf of itself or Tyler, each Shareholder agrees that he shall not assert as a defense or bar to recovery by the Surviving Corporation, and hereby waives any right to so assert such defense or bar such recovery, that (a) prior to Closing, the Company shall have had knowledge of the circumstances giving rise to the claim being pursued by it; (b) prior to Closing, the Company engaged in conduct or took action that caused or brought about the circumstances giving rise to its claim, or otherwise contributed thereto; (c) the Company is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties and covenants made by the Shareholders in this Agreement; or (d) the Shareholder has a right of contribution from the Surviving Corporation to the extent that there is any recovery against him.

         11.8 Costs of Defense. If any claim for which an indemnified party seeks indemnification under this Article 11 results in a judgment that no damages are due the claimant on a basis for which the indemnifying party is responsible hereunder, then, as between the indemnifying and indemnified parties, the indemnified parties shall be liable for any damages awarded and the costs (including attorneys' fees) of defending such claim.

                                   ARTICLE 12
                                 MISCELLANEOUS

         12.1    Breach Discovered Prior to Closing.

                 (a) If, prior to the Time of Closing, Tyler has actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that it determines would constitute a failure to satisfy the conditions to the obligations of Tyler to close this Agreement contained in Sections 9.1, 9.2 or 9.5 hereof, Tyler shall promptly give written notice to the Shareholders. If the Shareholders fail to cure any such alleged defect within 15 days from the date of notice, Tyler shall have the right either to
(i) terminate this Agreement pursuant to Section 12.2 below, in which case Tyler, shall, if not then in default under this Agreement, be entitled to recover from the Company and the Shareholders as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by it in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, its investigation and examination of the affairs of the Company, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case Tyler shall not be entitled to make any claims against the Shareholders pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

                 (b) If, prior to the Time of Closing, the Shareholders have actual and certain knowledge (as opposed to an opinion or belief) of any facts or circumstances that the Shareholders determine would constitute a failure to satisfy the conditions to the obligations of the Company and the Shareholders to close this Agreement contained in Sections 8.1, 8.2 and 8.4 hereof, the Company and the Shareholders shall promptly give written notice to Tyler. If Tyler fails to cure any such alleged defect, the Company and the Shareholders shall have the right either to (i) terminate this Agreement pursuant to Section 12.2 below, in which case the Company and the Shareholders shall, if not then in default under this Agreement, be entitled to recover from Tyler as liquidated damages the actual legal, accounting and other out-of-pocket expenses incurred by them (but not including such expenses incurred to appropriately document the corporate records and transactions of the Company and the Shareholders) in connection with the negotiation, preparation and execution of this Agreement and the other agreements and instruments referred to herein, their investigation and examination of the affairs of Tyler, and other actions taken preparatory to consummating the transactions contemplated hereby, or (ii) waive such defect as a condition to closing this Agreement, in which case the Shareholders shall not be entitled to make any claims against Tyler or the Surviving Corporation pursuant to this Agreement or to exercise any other remedial rights with respect to such alleged defect.

         12.2 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

                 (a)      by mutual consent of Tyler and the Shareholders;

                 (b)      by Tyler if there has been a material
misrepresentation or breach of warranty in the representations and warranties of the Company and the Shareholders set forth herein or if there has been any material failure on the part of the Company or the Shareholders to comply with their obligations hereunder;

                 (c) by the Shareholders if there has been a material misrepresentation or breach of warranty in the representations and warranties of Tyler set forth herein or if there has been any material failure on the part of Tyler to comply with its obligations hereunder;

                 (d) by either Tyler or the Shareholders if the transactions contemplated by this Agreement have not been consummated by February 28, 1998, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date;

                 (e) by either Tyler or the Shareholders if the conditions precedent to its or their obligations to close this Agreement have not been satisfied or waived by it or them at or before the Closing Date; and

                 (f) by either the Shareholders or Tyler if the transactions contemplated hereby violate any non-appealable final order, decree, or judgment of any court or governmental body or agency having competent jurisdiction.

         12.3 Expenses. If the transactions contemplated by this Agreement are not consummated, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 12.1; provided, however, that if the transactions contemplated hereby are not consummated because of the failure of either of the conditions in Section 9.7 or 9.9 to be satisfied, Tyler shall reimburse the Shareholders for their reasonable out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby, not to exceed $30,000.

         12.4 Disclosure Schedules. The Company Disclosure Schedule and the Tyler Disclosure Schedule are incorporated herein by reference.

         12.5 Entire Agreement. This Agreement and the Exhibits and Disclosure Schedules hereto, the Confidentiality Agreement and the other agreements and documents contemplated hereby, contain the complete agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect to such transactions. Section and other headings, the table of contents and indexes to the Disclosure Schedules are for reference purposes only and shall not affect the interpretation or construction of this Agreement. The parties hereto have not made any representation or warranty except as expressly set forth in this Agreement, the Employment Agreement, the Confidentiality Agreement, and the Noncompetition Agreements, the Company Disclosure Schedule, the Tyler Disclosure Schedule or in any agreement, certificate or other document delivered pursuant hereto or thereto. The obligations of any party under any agreement executed pursuant to this Agreement shall not be affected by this Section.

         12.6 Survival. All representations and warranties (except those contained in Sections 2.9 and 2.15) of Tyler, Sub, the Company or the Shareholders contained herein, in the Tyler Disclosure Schedule, in the Company Disclosure Schedule, or in any exhibit, certificate, document or instrument delivered pursuant to this Agreement shall survive the Closing and shall continue in full force and effect for two years after the date of Closing. All representations and warranties of the Shareholders contained in Section 2.9(b) above shall survive the Closing and shall continue in full force and effect after the Closing without time limitation. All representations and warranties of the Shareholders contained in Sections 2.9(a), (c) and (d) above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with the laws of Texas, of the applicable time period in which claims may be judicially asserted for breach of a written contract. All representations and warranties of the Shareholders contained in Section 2.15 above shall survive the Closing and shall continue in full force and effect after the Closing until expiration, in accordance with applicable law, of the applicable time periods in which the taxing authority having jurisdiction may assert a claim for failure of or deficiency in the payment of taxes. The representations and warranties of the Company shall not survive the Closing.

         12.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one original.

         12.8 Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telegram, or telecopy, addressed as follows:

         (i)     If to the Company or the Shareholders:

                          The Software Group, Inc.
                          Jupiter North Technology Park
                          1120 Jupiter Road, Suite 100
                          Plano, Texas 75074
                          Telecopy No.: (972) 516-2284
                 with a copy (which shall not constitute notice) to:

                          Andrews & Barth
                          8235 Douglas, Suite 1120
                          Dallas, Texas 75225
                          Attention: John C. Andrews, III
                          Telecopy No.: (214) 691-3070

         (ii)    If to Tyler:

                          Tyler Corporation
                          520 Post Oak Blvd., Suite 850
                          Houston, Texas 77027
                          Attention: Chairman of the Board
                          Telecopy No.: (713) 629-9936

                 with a copy (which shall not constitute notice) to:

                          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                          3400 Texas Commerce Tower
                          600 Travis Street
                          Houston, Texas 77002-3004
                          Attention: Gene G. Lewis
                          Telecopy No.: (713) 223-3717

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy) the confirmation being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         12.9 Successors and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         12.10 Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas (except the choice of law rules thereof).

         12.11 Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification, or supplement is sought.

         12.12 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance (except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision); and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         12.13 Knowledge. At any time there is a reference in a representation, covenant or warranty of a party to this Agreement that is qualified by the knowledge of such party, the terms "knowledge" or "knows" or "known", or "belief" or "believes" shall mean (i) as to the Company and the Shareholders, the knowledge or belief of any Shareholder, and (ii) as to Tyler, the knowledge or belief of its Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Louis A. Waters, or James E. Russell.





                  [The following page is the signature page.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   TYLER CORPORATION


                                  By:      /s/ C.A. RUNDELL, JR.
                                           -------------------------------------
                                           C. A. Rundell, Jr., President and
                                           Chief Executive Officer



                                  T2 ACQUISITION CORPORATION


                                  By:      /s/ C.A. RUNDELL, JR.
                                           -------------------------------------
                                           C.A. Rundell, Jr., President



                                  THE SOFTWARE GROUP, INC.


                                  By:      /s/ GLENN A. SMITH
                                           -------------------------------------
                                           Glenn A. Smith, President



                                           /s/ BRIAN B. BERRY
                                           -------------------------------------
                                           BRIAN B. BERRY, Individually


                                           /s/ GLENN A. SMITH
                                           -------------------------------------
                                           GLENN A. SMITH, Individually

The undersigned execute this Agreement solely to indicate their agreement to Sections 1.7(c) and 10.1 hereof:

                                  /s/ JOANE COGAN
                                  ----------------------------------------------
                                      JOANE COGAN

                                  /s/ RICK HOFF
                                  ----------------------------------------------
                                      RICK HOFF

                                  /s/ DAVID LANDGREN
                                  ----------------------------------------------
                                      DAVID LANDGREN

                                    ANNEX I


                          Shareholders                      Shares
                          ------------                      ------
                          Brian B. Berry                    824,025
                          Joane Cogan                       136,475
                          Glenn A. Smith                    960,500




                                                    Shares Subject to
                          Optionholders                     Options
                          -------------                     -------
                          Rick Hoff                         75,000
                          David Landgren                    75,000

                                   EXHIBIT A





Directors
Brian B. Berry
William D. Oates
C.A. Rundell, Jr.
Glenn A. Smith
Louis A. Waters





Officers
Glenn A. Smith            President and Assistant Secretary
Brian B. Berry            Vice President and Secretary
Scott R. Creasman         Chief Financial Officer

                                   EXHIBIT B

                                 EMPLOYMENT AND
                            NONCOMPETITION AGREEMENT


         This Agreement, made as of October ___, 1997, is among Tyler Corporation, a Delaware corporation ("Tyler"), The Software Group, Inc., a Texas corporation (the "Company"), and ______________________________ (the
"Shareholder").


                              W I T N E S S E T H:

         WHEREAS, pursuant to the Agreement and Plan of Merger dated October ____, 1997 among Tyler, T2 Acquisition Corporation ("Sub"), the Company, and certain shareholders of the Company (the "Merger Agreement"), Tyler has agreed to acquire the Company through the merger of a wholly-owned subsidiary of Tyler into the Company; and

         WHEREAS, pursuant to the Merger Agreement the Shareholder is receiving consideration of $__________ cash and __________ shares of Tyler common stock, which consideration would not be paid to the Shareholder unless the Shareholder executed and delivered this Agreement to Tyler,

         WHEREAS the Shareholder is now an employee of the Company and possesses information that is confidential and proprietary to its businesses; and

         WHEREAS, pursuant to the Merger Agreement and as a further inducement to, and as further consideration for, Tyler to consummate the acquisition of the Company, the Shareholder is executing this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Effective Date. This Agreement shall be effective upon, and shall not be effective until, the consummation of the transactions contemplated by the Merger Agreement (the "Closing").

         2.      Employment.

                 (a) The Company hereby agrees to employ the Shareholder, and the Shareholder hereby agrees to remain an employee of the Company, for a minimum period of five years after the effective date of this Agreement.

                 (b) During his employment by the Company, the Shareholder will serve as ____________ of the Company, or in such other executive capacities commensurate with his talents and abilities as may be assigned to him from time to time by the Board of Directors of the Company, provided that no duties so assigned shall require the Shareholder to establish permanent residence in a county other than Collin County, Texas.

                 (c) The Shareholder agrees that he will serve the Company faithfully, diligently and to the best of his ability during the period of his employment with the Company, and that he will devote his full time and efforts during business hours to the business of the Company, reasonable vacations and sick leaves in accordance with the Company's policies excluded.

                 (d) As compensation for his employment services with the Company, the Shareholder shall receive an annual salary of $200,000 per year, and shall participate in performance bonus or incentive compensation plans made available to other comparable level employees of the Company from time to time. The Company shall reimburse the Shareholder for all reasonable and necessary expenses incurred by him in the performance of his duties to the Company, provided that the Shareholder presents to the Company written accounts thereof and appropriate evidence of payment in accordance with the Company's normal policies.

                 (e) The Company shall make available to the Shareholder a suitable automobile during the term of his employment by the Company. In addition, the Company agrees to use commercially reasonable efforts to maintain in full force and effect during the term of the Shareholder's employment by the Company the Company's current disability insurance policy relating to the Shareholder (or if such disability insurance policy ceases to remain available, a comparable disability insurance policy). The Company shall also make available to the Shareholder all employee fringe benefits and perquisites normally offered by the Company to its executive employees, including vacations and sick leave in accordance with the Company policies and health insurance benefits.

                 (f) After expiration of the initial five-year term of this Agreement, either the Company or the Shareholder may terminate the Shareholder's employment by the Company at will and without any cause whatsoever by giving 30 days' prior written notice to the other party of the intention to terminate such employment. The Company may at any time terminate the employment of the Shareholder for "just cause", as defined in Section 7 hereof.

         3. Confidentiality. The Shareholder acknowledges that the nature of his employment with the Company and the Company Subsidiaries has necessarily involved the creation of, transmittal of, handling of, and access to confidential information of a proprietary nature and that the Shareholder has had and will have access to and has become and will become familiar with various trade secrets, including scientific, engineering and technical know-how, processes, computer programs, compilations of information, records, sales procedures, customer requirements, pricing and bidding techniques, customer lists, employees' compensation, methods of doing business and other confidential information (all of which are referred to as "Proprietary Information"), that are owned by the Company and will be owned by the Company or any corporation or other entity of which the Company is the record or beneficial owner, directly or indirectly, of 50% or more of the capital stock or other voting or equity interests of such entity (collectively, the "Company

Subsidiaries") and will be regularly used in the operation of the business of the Company and the Company Subsidiaries. The Shareholder acknowledges and agrees that all items of such Proprietary Information are valuable, special and unique assets the disclosure of which would cause substantial injury and loss of profits and goodwill to the Company and the Company Subsidiaries, and in which the Company and the Company Subsidiaries will retain on their own account and that of their clients a proprietary interest that persists beyond any termination of the Shareholder's employment with the Company and the Company Subsidiaries. The Shareholder further acknowledges that the preservation and protection of the Proprietary Information is an essential part of the duties of the Shareholder's employment. Therefore, the Shareholder agrees that he will take all steps necessary to safeguard all Proprietary Information, whether such information derives from the Shareholder, other employees of the Company or the Company Subsidiaries, or the customers of the Company and the Company Subsidiaries as defined in Section 7(c) of this Agreement, and that he will not, directly or indirectly, use, disclose, or disseminate to any other person or other entity, lecture upon, publish articles concerning, or otherwise employ any such Proprietary Information, except as required in the course of his employment by the Company and the Company Subsidiaries. All files, specifications, drawings, blueprints, reproductions, records, documents, information, data, and similar items relating to the business of the Company and the Company Subsidiaries (the "Documents"), whether prepared or compiled by the Shareholder or otherwise coming into his possession, shall remain the exclusive property of the Company and the Company Subsidiaries and shall not be removed from the premises of the Company and the Company Subsidiaries under any circumstances without the prior written consent of the board of directors of the Company (except in the ordinary course of business during the period of the Shareholder's active employment) and in any event shall be promptly delivered to the Company upon termination of his employment.

         4. Assignment Agreement.

                 (a) Discovery or Invention. If, during his employment or within six (6) months after termination for any reason of his employment with the Company or any Company Subsidiary, the Shareholder conceives or makes any discovery, invention, or improvement that relates to the art or business of the Company and the Company Subsidiaries, as then conducted, whether or not such discovery, invention, or improvement is conceived or made alone or with others or at the request or suggestion of the Company or any Company Subsidiary, during regular work hours or otherwise or in or outside of the facilities of the Company or the Company Subsidiaries, then the Shareholder's rights in such discovery, invention, or improvement shall be the exclusive property of the Company. The term "art or business," as used in this Agreement, pertains to goods, materials, machinery, or equipment manufactured, sold, or used, or to services provided, by the Company or any of the Company Subsidiaries during the Shareholder's employment with the Company or any of the Company Subsidiaries or proposed (and not subsequently rejected by management of the Company) during his employment with the Company or any of the Company Subsidiaries to be manufactured, sold, used, or provided by the Company or any of the Company Subsidiaries, or to formulas, designs, patterns, processes, programs, systems, software or methods concerned with the production or design of goods, materials, machinery, or equipment manufactured, sold, or used, or with services provided, by the Company or any of the Company Subsidiaries during his employment with the Company or any of the Company Subsidiaries or proposed (and not subsequently rejected by management of the Company) during his employment with the Company or any of the Company Subsidiaries to be manufactured, sold, used, or provided by the Company or any of the Company Subsidiaries. The term "discovery, invention, or improvement" includes any new and novel art, machine, method, software, process, use, apparatus, composition of matter, design, or configuration of any kind or improvements thereon.

                 (b) Disclosure and Cooperation. Immediately upon making any such discovery, invention, or improvement, the Shareholder shall disclose it to the officers of the Company, but to no one else, and the Shareholder hereby assigns and agrees to assign to the Company his full and exclusive right to any such discovery, invention, or improvement and agrees to execute all documents and instruments the Company deems necessary to vest title to such discovery, invention, or improvement in the Company or any Company Subsidiary or its nominee and, if such discovery, invention, or improvement be patentable or copyrightable, to any application for copyrights or letters patent that may be filed on and copyrights or letters patent that may be obtained or issued on such discovery, invention, or improvement. The Shareholder shall cooperate in all respects with the Company in prosecuting applications for copyrights or letters patent on any such discovery, invention, or improvement and procuring and maintaining copyrights and patents and in obtaining or registering any trademarks or service marks that he may originate. In connection therewith the Shareholder shall:

                          (i) sign all instruments the Company deems necessary or desirable for the filing and prosecution of applications for copyrights or letters patent of the United States or of any foreign country that the Shareholder may desire to file upon such discovery, invention, or improvement;

                          (ii) sign all instruments the Company deems necessary or desirable for filing and prosecuting divisional applications that may be required upon such patent applications;

                          (iii) sign all instruments the Company deems necessary or desirable for reviving or renewing any of such applications if revival or renewal of such applications becomes necessary or desirable; and

                          (iv) sign all instruments the Company deems necessary or desirable to file and prosecute continued applications or reissue applications that subsequently appear to the Company to be necessary or desirable to render such discovery, invention, or improvement effective and fully useful for the purposes of the Company.

         5. Solicitation of Employees. Until the later of (i) the fifth anniversary of the date of the Closing or (ii) the second anniversary of the termination or cessation for any reason of the Shareholder's employment with the Company and all of its affiliates, the Shareholder shall not, on his own behalf or on behalf of any other person, partnership, entity, association, or corporation, either hire, solicit or seek to hire any employee of the Company or any of its affiliates who is party to a confidentiality agreement with the Company or has covenanted not to compete with the

Company or any of its affiliates, or in any other manner attempt directly or indirectly to influence, induce, or encourage any such employee of the Company or any of its affiliates to leave the employment of the Company or such affiliate, nor shall he use or disclose to any person, partnership, entity, association, or corporation any information concerning the names and addresses of any of the employees of the Company or its affiliates.

         6. Noncompetition Agreement. The Shareholder acknowledges and agrees that the information he has acquired and will acquire while an employee and a shareholder of the Company or the Company Subsidiaries regarding the Proprietary Information of the Company and the Company Subsidiaries will enable him to injure the Company and the Company Subsidiaries and diminish the value of the investment by Tyler in the Company and the Company Subsidiaries if he should engage in any business that is competitive with the business conducted by the Company and the Company Subsidiaries. Therefore, the Shareholder hereby agrees to the following:

                 (a) The Shareholder will not directly or indirectly engage in any art or business that relates to or offers the same or similar products or services as the Company's art or business, as defined in Subsection 4(a) hereof, as conducted or proposed to be conducted by the Company or any of its affiliates at any time prior to the later of the fifth anniversary of the Closing Date or the termination or cessation for any reason of the Shareholder's employment with the Company and all its affiliates, or any products or services directly or indirectly related thereto:

                          (i) in any state in the United States in which such products or services are being or were provided by the Company or any its affiliates as of the Closing;

                          (ii) in any state in the United States in which such products or services are being or were provided by the Company or any of its affiliates during the course of the Shareholder's employment by the Company or any of its affiliates; or

                          (iii) to any person or entity that is or was a customer or affiliate of a customer of the Company or any of the Company's affiliates at any time during the course of the Shareholder's employment by the Company or any of its affiliates.

                 (b) The agreements contained in this Section 6 shall terminate on the later of (i) the fifth anniversary of the date of the Closing or (ii) the second anniversary of the termination or cessation for any reason of the Shareholder's employment with the Company and all of its affiliates.

         7. Definitions. For purposes of this Agreement:

                 (a) The term "indirectly" means the performance of services by any business or entity in which the Shareholder either owns or possesses more than a 10% interest in profits, losses, or capital, or is an officer, director, partner or employee, or for which the Shareholder acts as an agent or representative, or to which the Shareholder provides consulting or advisory services.

                 (b) The term "affiliate" means the Company, the Company Subsidiaries and any other business or entity that the Company directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, including Tyler, Tyler's subsidiary corporations as they existed immediately prior to the Closing, and Tyler's subsidiary corporations as they may be acquired or organized after the Closing.

                 (c) The term "customer" includes any person or entity with respect to which, the Company or any of its affiliates has an outstanding bid, offer or agreement to perform services or, to the knowledge of the Shareholder at the date of termination, the Company or any of its affiliates is preparing or contemplating preparation of such a bid, offer or agreement.

                 (d) The term "just cause" means (i) conviction by a criminal court of fraud, embezzlement, theft, bribery, or conviction by a criminal court of other conduct or acts constituting a crime under federal law or a felony under applicable state law (a conviction under this subsection 7(d)(i) shall mean only those convictions which stand after all non-discretionary appeals which a criminal defendant must receive have been exhausted), or (ii) the commission of any act or acts or any course of conduct that constitutes a material breach of any of the terms of this Agreement and which breach has not been cured after notice and opportunity to do so in accordance with the provisions of Section 10 hereof.

         8. Breach, Notice and Right to Cure. If at any time during the term of this Agreement, the Company deems the Shareholder to be in breach of any of the covenants made by him herein, the Company will notify the Shareholder of such breach in writing and the Shareholder shall have 30 days after receipt of such notice to cure the breach to the satisfaction of the Company.

                 If the Shareholder fails to cure the alleged breach for any reason within 30 days after notice and the breach has occurred during the first five calendar years after the date of Closing:

                          (i) The Shareholder shall not be entitled to receive and the Company shall be deemed relieved of any obligation hereunder to pay any amount that at the time is otherwise due, if any, pursuant to Section 3 hereof or any future annual amounts at the times they otherwise would have become due, and the Shareholder's covenants and agreements herein shall remain in full force and effect, or in the alternative,

                          (ii) On or before such 30th day, the Shareholder shall cease the activity deemed by the Company to be a breach of the Shareholder's covenant or covenants herein and, if requested by the Company, shall agree to the entry of an order by an appropriate court of law or judicial or administrative tribunal, as determined solely by the Company, restraining the Shareholder from continuing such activity until final judicial or administrative determination of the issue of reach. Upon entry of the agreed restraining order, the Company shall pay the Shareholder any sums which would have been paid to the Shareholder hereunder had the alleged breach not occurred and the Company shall resume payments hereunder pending final judicial or administrative determination of the issue of breach.

                 The release of the Company's obligation to make payments under
Section 3 is specifically agreed by the parties to be in addition to, and not in limitation of, any damages or other remedies to which the Company may be entitled at law or in equity for a breach by the Shareholder of this Agreement.

                 If at any time during the term of this Agreement, the Company fails to notify the Shareholder of a deemed breach of this Agreement by the Shareholder and fails to make a payment due hereunder, the Shareholder shall notify the Company of such failure to pay pursuant to this Section 8. If the Company does not cure the failure to pay within 10 days after receipt of such notice, then the Company shall be deemed to be in breach of this Agreement.

         9.      Severability.

                 (a) The Shareholder agrees and acknowledges that each agreement and covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Agreement and shall survive this Agreement. The existence of any claim or cause of action of the Shareholder against the Company or Tyler, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or Tyler of the covenants and agreements of the Shareholder contained herein or in those separate agreements.

                 (b) The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision is too broad to be enforced as written, the parties intend that the court should reform the provision to such narrower scope as it determines to be enforceable. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance, except to the extent such remaining provisions constitute obligations of another party to this Agreement corresponding to the unenforceable provision. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         10. Remedies. The Shareholder acknowledges and agrees that the ascertainment of damages in the event of his breach of any provision of this Agreement would be difficult, and the Shareholder agrees that the Company, in addition to all other remedies it may have (including, without limitation, those described in Section 8 hereof), shall have the right to injunctive relief if there is such a breach.

         11. Acknowledgments. The Shareholder recognizes and agrees that the enforcement of this Agreement is necessary and essential to ensure the preservation and continuity of the business and good will of the Company and its affiliates and to realize and derive all of the benefits, rights, and expectations of conducting such business. The Shareholder agrees that, due to the nature of the Company's business, the scope and the duration of the covenants set forth in this Agreement are in all respects reasonable.

         12. Notices. All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telegram, addressed as follows:

                 (i)      If to Tyler or the Company:

                          520 Post Oak Blvd., Suite 850
                          Houston, Texas 77027
                          Attention: Chairman of the Board
                          Telecopy No.: (713) 629-9936

                          with a copy (which shall not constitute notice) to:

                          Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.
                          3400 Texas Commerce Tower
                          600 Travis
                          Houston, Texas 77002
                          Attention: Gene G. Lewis

                          (ii)    If to the Shareholder:

                          ---------------------------------
                          The Software Group, Inc.
                          Jupiter North Technology Park
                          1120 Jupiter Road, Suite 100
                          Plano, Texas 75074
                          Telecopy No.: (972) 516-2284

                          with a copy (which shall not constitute notice) to:

                          Andrews & Barth
                          8235 Douglas, Suite 1120
                          Dallas, Texas 75225
                          Attention: John C. Andrews, III
                          Telecopy No.: (214) 691-3070

         Each party may designate by notice in writing a new address to which any notice, demand, request, or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telecopy) the answer-back being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

         13. Successors and Assigns. This Agreement and the rights, interests, and obligations hereunder shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         14. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Texas (except the choice of law rules thereof).

         15. Waiver and Other Action. This Agreement may be amended, modified, or supplemented only by a written instrument executed by the parties against which enforcement of the amendment, modification, or supplement is sought.

         16. Suspension of Term. The running of the time periods applicable to any covenant not to compete contained herein shall be suspended during the period of any violation by the Shareholder of such covenant.

         17. Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to receive from the nonprevailing party reasonable attorneys' fees, court costs and necessary disbursements in addition to all other relief to which he or it may be entitled.

         EXECUTED as of the date first above written.

                                           TYLER CORPORATION



                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                           THE SOFTWARE GROUP, INC.

                                           By:
                                              ----------------------------------
                                           Name:
                                                --------------------------------
                                           Title:
                                                 -------------------------------



                                          --------------------------------------

                                          -----------------------------